As filed with the Securities and Exchange Commission on November 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wallbox N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	3790	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Carrer del Foc, 68

Barcelona, Spain 08038

Tel: +34 930 181 668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wallbox USA Inc.

800 W. El Camino Real, Suite 180

Mountain View, CA 94040

Tel: +1 (888) 787-5780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 Tel: (713) 546-5400	Jose Antonio Sànchez Latham & Watkins LLP Plaza de la Independencia 6 Madrid 28001 Spain Tel: +34 91 791 5000	Michel van Agt Loyens & Loeff Parnassusweg 300 1081 LC Amsterdam The Netherlands Tel: +31 20 578 57 85

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement of Wallbox N.V. (together with its consolidated subsidiaries, “Wallbox,” the “Company,” “we” or “us”) contains two prospectuses:

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a base prospectus which covers the offering, issuance, grant and/or sale by us of an indeterminate number of Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”), an indeterminate number of warrants to subscribe for Class A Shares, an indeterminate number of rights to subscribe for Class A Shares and units consisting of any combination of the other types of securities offered under this prospectus, of up to a maximum aggregate offering price of $500,000,000; and

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an exercise and resale prospectus which covers (a) the issuance by us of up to an aggregate of 37,393,606 of our Class A Shares, which consists of up to (i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B ordinary shares, nominal value of €1.20 per share (“Class B Shares”), (ii) 8,705,833 Class A Shares issuable upon the exercise of 8,705,833 warrants (the “Private Warrants”) originally issued by Kensington in a private placement transaction in connection with the initial public offering (“IPO”) of Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”), or upon conversion of certain working capital loans and which were assumed by the Company at the closing of the Business Combination (as defined herein) and converted into warrants to subscribe for Class A Shares at an exercise price of $11.50 per Class A Share and (iii) up to 5,436,980 Class A Shares that are issuable upon the exercise of 5,436,980 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued to public shareholders of Kensington in its IPO, and which were assumed by the Company at the closing of the Business Combination and converted into warrants to subscribe for Class A Shares at an exercise price of $11.50 per Class A Share; and (b) the offer and sale, from time to time in one or more offerings, by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of up to 93,601,146 of our Class A Shares, consisting of up to (i) 70,150,353 Class A Shares that were issued on completion of the Business Combination, (ii) 200,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”), and (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares, in each case, the issuance and/or resale of which was previously registered on a registration statement on Form F-1; collectively all securities being covered by this exercise and resale prospectus (the “exercise and resale securities”).

The base prospectus immediately follows this explanatory note. The exercise and resale prospectus immediately follows the base prospectus. The Class A Shares that may be offered and sold under the exercise and resale offering prospectus is not included in the up to a maximum aggregate offering price of $500,000,000 of securities that may be offered, issued, granted and/or sold by us under the base prospectus.

STATEMENT PURSUANT TO RULE 429

With respect to the exercise and resale prospectus only, the registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”). The prospectus is a combined prospectus relating to the exercise and resale securities (as defined above), registered on Form F-1 (File No. 333-260652), originally filed with the Securities and Exchange Commission (the “SEC”) declared effective on November 12, 2021 (the foregoing registration statement, as amended and/or supplemented, the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this registration statement on Form F-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 14, 2022.

PRELIMINARY PROSPECTUS

Wallbox N.V.

$500,000,000

Class A Shares

Warrants

Rights

Units

We may offer and sell up to $500,000,000 in the aggregate of our Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”), warrants to subscribe for Class A Shares, rights to subscribe for Class A Shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any documents incorporated by reference therein before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A Shares are listed on The New York Stock Exchange (“NYSE”) under the symbols “WBX”. On November 11, 2022, the closing sale price as reported on NYSE of our Class A Shares was $6.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On October 1, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 9, 2021, as amended (the “Business Combination Agreement”), by and among Wallbox B.V, a private company with limited liability incorporated under the laws of the Netherlands (which was converted into Wallbox, a public company with limited liability incorporated under the laws of the Netherlands), Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”) and Wallbox S.L., a Spanish limited liability company (sociedad limitada).

On the Closing Date, (i) each outstanding Class A ordinary share of Wallbox (including each such share resulting from the conversion of Wallbox’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B ordinary share was exchanged by means of a contribution in kind in exchange for the issuance of a number of Wallbox Class A Shares or Wallbox Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement,

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and (ii) each share of Kensington Class A Common Stock and Kensington Class B Common Stock outstanding immediately prior to the effective time of the merger (other than certain customarily excluded shares) was converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock was immediately thereafter exchanged by means of a contribution in kind in exchange for the issuance of Wallbox Class A Shares, whereby Wallbox issued one Wallbox Class A Share for each share of new Kensington common stock exchanged. All Wallbox shareholders, other than Enric Asunción Escorsa and Eduard Castañeda, received Wallbox Class A Shares in the exchange. Each of Enric Asunción Escorsa and Eduard Castañeda received Class B Shares in the share capital of Wallbox.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement and again on September 29, 2021, Kensington and Wallbox entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for, and Wallbox agreed to issue to such PIPE Investors, an aggregate of 11,100,000 Wallbox Class A Shares at $10.00 per share for gross proceeds of $111,000,000 (the “PIPE Financing”) on the date on which the Closing occurs.

When we refer to “Wallbox,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap), and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.wallbox.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on May 2, 2022;

•	Our Current Reports on Form 6-K furnished to the SEC on February 1, 2022, June 23, 2022, and September 29, 2022;

•	The information contained in our Current Report on Form 6-K furnished to the SEC on November 10, 2022 (excluding Exhibits 99.1 and 99.2 thereto); and

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The description of our Class  A Shares contained in our registration statement on Form 8-A filed with the SEC on September 30, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

+1 (404) 574-1504

or

investors@wallbox.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

Overview

We believe we are a global leader in smart electric vehicle charging and energy management applications. Founded in 2015, we create smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Our mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, we intend to lay the infrastructure required to meet the demands of mass electric vehicle (“EV”) ownership everywhere. We believe our customer-centric approach to our holistic hardware, software, and service offering allows us to solve existing barriers to EV adoption as well as anticipate opportunities soon to come. We are committed to creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Our smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova” and “Hypernova”) for public applications. We also offer the world’s first bi-directional DC charger for the home (“Quasar” and “Quasar 2”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. Our proprietary residential and business software “myWallbox” gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, our dedicated semi-public and public charging software platform “Electromaps” enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale.

As of September 30, 2022, we had over 1,100 employees and twenty-one offices across four continents and sold over 370,000 units across over 112 countries. Our products are currently manufactured in Spain and China, and we opened our first U.S. manufacturing facility in Arlington, Texas in October 2022. We remained committed to increasing our worldwide presence and believe the EV market will continue to grow as more countries commit government funds towards climate investments with the aim of reducing CO2 emissions. We believe these regulatory support packages, including the NEVI and Inflation Reduction Act programs in the United States and the European Green Deal will boost the EV sector significantly.

Through our vertically-integrated model, we keep development cycles short, enabling an accelerated time to market. Furthermore, we expect our compliance with complex certification requirements paired with our focus on engineering excellence will power our rapid growth as the global supplier of first-class charging products.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 83012559. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands. Our principal executive offices are located at Carrer del Foc, 68 Barcelona, Spain 08038, and our telephone number is +34 930 181 668.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide Wallbox’s current expectations or forecasts of future events. Forward-looking statements include statements about Wallbox’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding Wallbox’s disclosure concerning Wallbox’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our Annual Report on Form 20-F. The risks and uncertainties include, but are not limited to:

•	Wallbox’s ability to grow and manage, which may be affected by, among other things, competition;

•	risks relating to the outcome and timing of Wallbox’s development of its charging and energy management technology and related manufacturing processes;

•	the possibility that the expected timeframe for, and other expectations regarding the development and performance of, Wallbox products will differ from current assumptions;

•	intense competition in the electric vehicle charging space;

•	risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business, operating results and financial condition;

•	failure to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel;

•	legal proceedings;

•	compliance with the continued listing standards of the NYSE;

•	volatility in the market price of Wallbox’s Class A Shares;

•	a loss or disruption with respect to Wallbox’s supply or manufacturing partners;

•	delays in the development of new products and product innovations;

•	the war between Russia and Ukraine;

•	Wallbox’s internal control over financial reporting;

•	product recalls or withdrawals, litigation or regulatory enforcement actions and/or material product liability claims;

•	the inability to obtain patents or otherwise protect Wallbox’s technology and intellectual property from unauthorized use by third parties;

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governmental regulation and other legal obligations related to privacy, data protection and information security, and related governmental enforcement actions, litigation, fines and penalties or adverse publicity; and

•	the possibility that Wallbox may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or

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implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in our Annual Report on Form 20-F incorporated by reference into this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date thereof. Wallbox undertakes no obligation to publicly revise any forward-looking statement to reflect new circumstances or events or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Wallbox describes in the reports it will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Wallbox believes” and similar statements reflect Wallbox’s beliefs and opinions on the relevant subject. These statements are based on information available to Wallbox as of the date thereof. And while Wallbox believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Wallbox’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although Wallbox believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Wallbox nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Wallbox or persons acting on its behalf.

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REASONS FOR THE OFFER AND USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF SHARE CAPITAL

This section of the registration statement includes a description of the material terms of Wallbox’s articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of Wallbox’s articles of association, which are included as an exhibit to this registration statement. We urge you to read the full text of Wallbox’s articles of association.

OVERVIEW

Wallbox was incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 7, 2021 with an issued share capital of €1.20. Wallbox is registered with the Dutch trade register under the registration number 83012559. Wallbox’s corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and its business address is at Carrer del Foc 68, 08038 Barcelona, Spain.

Wallbox was converted from a Dutch private limited liability company to a Dutch public limited liability company (naamloze vennootschap) in connection with the Business Combination. Wallbox has a one-tier board structure.

Unless stated otherwise, the following is a description of the material terms of the Shares and the amended and restated articles of association.

Wallbox’s headquarters and its Chief Executive Officer and other senior executives carry out their day-to-day management activities in Spain, and as a result, Wallbox’s place of effective management is in Spain. Therefore, pursuant to the current Dutch-Spanish tax treaty, since the date of its incorporation, Wallbox has been and expects to continue to be treated as a resident of Spain for tax purposes.

Unless stated otherwise, the following is a description of the material terms of the shares and the articles of association.

SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

Authorized Share Capital

Wallbox has three classes of shares: (i) Class A ordinary shares, each with a nominal value of €0.12 (the “Class A Shares”), (ii) Class B ordinary shares, each with a nominal value of €1.20 (the “Class B Shares”), and (iii) conversion shares, each with a nominal value of €1.08 (the “Conversion Shares”).

Wallbox’s authorized share capital amounts to €108,000,002.16, divided into 400,000,000 Class A Shares, 50,000,000 Class B Shares, and two Conversion Shares.

Under Dutch law, the authorized share capital is the maximum share capital that Wallbox may issue without amending the articles of association.

Form of Shares

Pursuant to the articles of association, Wallbox’s shares (the “Shares”) are registered shares.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) shall require a deed executed for that purpose and, save in the event Wallbox itself is a party to such legal act, written acknowledgement by Wallbox of the transfer.

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Under the articles of association, if and as long as one or more Class A Shares are admitted to trading on the NYSE, or if it may reasonably be expected that one or more Class A Shares shall shortly be admitted to trading on the NYSE, Wallbox’s board of directors (the “Board”) may resolve that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Class A Shares, subject to certain overriding exceptions under the Dutch Civil Code. Such resolution and the revocation thereof shall be made available for inspection on the Wallbox’s website and at the Dutch trade register. The Board has adopted such resolution.

Conversion of Shares

Class A Shares are not convertible into any other shares of capital stock of Wallbox. Each Class B Share is convertible at any time at the option of the holder into one Class A Share and one Conversion Share. In addition, Class B Shares shall automatically convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of a conversion event set forth by the Wallbox articles of association, including (i) the sale or transfer of such shares, but excluding certain transfers permitted by the Wallbox’s articles of association, or (ii) the death or disability of the excluded holder (within the meaning of the Wallbox articles of association) of such shares, and with effect as of the conversion date (being the date that the non-executive directors determine, in their sole discretion, that a conversion event has occurred).

Notwithstanding the foregoing, all outstanding Class B Shares shall convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of the final conversion event (and with effect as per the date on which Wallbox becomes aware the final conversion event has occurred), being: (i) the date set by the Board that is no less than 61 days and no more than 180 days following the date after the date on which the aggregate number of issued and outstanding Class B Shares held (jointly) by the holders that were issued Class B Shares pursuant to the Business Combination Agreement, and their permitted transferees, represents less than 20% of the aggregate number of issued and outstanding Class B Shares held by the initial holders on the date on which Wallbox issues Class B Shares for the first time; or (ii) the date set by the meeting of holders of Class B Shares.

Upon the occurrence of a conversion event, the shareholder concerned shall be obliged to notify the Board thereof by means of a written notice addressed to the Board.

If a Conversion Share is held by anyone other than Wallbox (the “Transferor”), such Transferor shall be obliged to offer and transfer such Conversion Shares to Wallbox unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox, the voting rights, meeting rights and rights to receive distributions attached to the relevant Conversion Shares are suspended. If the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox within the number of days after the conversion date set forth by the Wallbox articles of association, Wallbox is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to Wallbox and until such transaction occurs.

The end result of the conversion of Class B Shares and subsequent transfer to Wallbox of Conversion Shares is that a Wallbox shareholder will hold one Class A Share for each Class B Share it held at the time of conversion.

Issuance of Shares and Pre-emptive Rights

Issuance of Shares

Under Dutch law, the general meeting of Wallbox is authorized to issue Shares or to grant rights to subscribe for Shares and to restrict and/or exclude statutory pre-emptive rights in relation to the issuance of Shares or the granting of rights to subscribe for Shares. The general meeting of Wallbox may designate the Board

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competent to issue Shares (or grant rights to subscribe for Shares) and to determine the issue price and other conditions of the issue for a specified period not exceeding five years (which period can be extended from time to time for further periods not exceeding five years).

Such designation by the general meeting of Wallbox must state the number of Shares that may be issued. The designation of the Board by the general meeting of Wallbox cannot be withdrawn unless determined otherwise at the time of designation. A resolution of the Board to issue Shares (or grant rights to subscribe for Shares) and a resolution to designate the Board thereto can only be adopted at the proposal of the Board. The general meeting of Wallbox shall, in addition to the Board, remain authorized to issue Shares if such is specifically stipulated in the resolution authorizing the Board to issue Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to issue Shares (and to grant rights to subscribe for Shares).

Pre-emptive Rights

Under Dutch law and the articles of association, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Class A Shares and Class B Shares upon the issuance of Class A Shares and Class B Shares (or the granting of rights to subscribe for Class A Shares and Class B Shares). No pre-emptive rights shall apply in respect of any issuance of Conversion Shares. This pre-emptive right does not apply to: (i) Shares issued to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code, (ii) Shares that are issued against payment other than in cash; and (iii) Shares issued to a person exercising a previously granted right to subscribe for Shares.

The pre-emptive rights in respect of newly issued Shares or the granting of rights to subscribe for Shares may be restricted or excluded by a resolution of the general meeting of Wallbox. Pre-emptive rights may also be limited or excluded by a resolution of the Board if the Board has been designated thereto by the general meeting of Wallbox for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares.

A resolution of the general meeting of Wallbox to limit or exclude pre-emptive rights or a resolution to designate the Board thereto, can only be adopted at the proposal of the Board, and requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting. Unless otherwise stipulated at its grant the designation may not be withdrawn.

If the resolution of the general meeting of Wallbox to issue Shares or to designate the authority to issue Shares to the Board is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to limit or exclude pre-emptive rights in respect of Shares.

Repurchase of Shares

Subject to Dutch law and the articles of association, Wallbox may acquire fully paid-up Shares either for no consideration or under universal title of succession, or if, (i) its shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any reserves to be maintained by Dutch law and/or the articles of association, (ii) Wallbox and its subsidiaries would thereafter not hold Shares or hold a pledge over Shares with an aggregate nominal value exceeding 50% of Wallbox’s issued share capital and (iii) the Board has been authorized thereto by the general meeting of Wallbox. Any acquisition by Wallbox of Wallbox Shares that are not fully paid-up shall be null and void.

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The authorization to the Board to acquire own Shares is valid for a maximum of 18 months. As part of the authorization, the general meeting of Wallbox must specify the number of Shares that may be repurchased, the manner in which the Shares may be acquired and the price range within which the Shares may be acquired. The authorization is not required if Wallbox repurchases fully paid-up Shares for the purpose of transferring these Shares to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange.

Wallbox can, jointly with its subsidiaries, hold Shares in its own capital exceeding 10% of its issued share capital for no more than three years after acquisition of Shares for no consideration or under universal title of succession. Owned Shares pledged by Wallbox and its subsidiaries are taken into account in this respect. Any Shares held by Wallbox in excess of the amount permitted shall automatically transfer to the directors jointly at the end of the last day of such three-year period. Each director shall be jointly and severally liable to compensate Wallbox for the value of the Shares at such time, with interest at the statutory rate thereon from such time. The same applies to the acquisition of Shares for employees of Wallbox under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange and held by Wallbox for more than one year after acquisition thereof.

For a period of 18 months commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to repurchase Shares. At the annual general meeting held on June 22, 2022, this authorization has been renewed for a period of 18 months following the date of the annual general meeting.

Reduction of Share Capital

The general meeting of Wallbox may, only upon a proposal of the Board, resolve to reduce the issued share capital by (i) cancelling Shares held by Wallbox itself or (ii) amending the articles of association to reduce the nominal value of the Shares. In either case, this reduction would be subject to provisions of Dutch law and the articles of association. Under Dutch law, a resolution of the general meeting of Wallbox to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting.

If the resolution of the general meeting of Wallbox to reduce Wallbox’s issued share capital by reducing the nominal value of Shares through amendment of the articles of association is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

Wallbox’s Shareholders’ Register

The Board must keep a shareholders’ register; the Board may appoint a registrar to keep the register on its behalf. The register must be regularly updated. The shareholders’ register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

The shareholders’ register and records names and addresses of all holders of Shares, showing the date on which the Shares were acquired, the date of the acknowledgement by or notification of Wallbox as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct on Shares belonging to another or a right of pledge in respect of such Shares.

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Certain Class A Shares are held through The Depositary Trust Company, or DTC, therefore DTC or its nominee is recorded in the shareholders’ register as the holder of those Class A Shares.

General Meetings and Voting Rights

General Meeting

General meetings of Wallbox are to be held in a location determined in accordance with Dutch law and the Articles of Association. The annual general meeting of Wallbox shall be held each year within six months after the end of Wallbox’s financial year. Other general meetings of Wallbox shall be held as often as the Board or the Chair & CEO deems necessary, and shall be held within three months after the Board has considered it to be likely that Wallbox’s equity has decreased to an amount equal to or lower than half of its paid-up and called-up share capital, in order to discuss the measures to be taken if so required.

General meetings are convened by the Board or the Chair & CEO. Pursuant to Dutch law, one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least the part of Wallbox’s issued share capital prescribed by law for this purpose, may request the Board in writing to convene a general meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the general meeting could be held within the relevant statutory period after the request, the requesting shareholders and/or other persons with meeting rights may at their request be authorized by the preliminary relief judge of the district court to convene a general meeting.

The notice of a general meeting shall be given by the Board by means of an announcement with due observance of the statutory notice period and in accordance with the law. The notice of a general meeting shall in any event state the items to be dealt with, the items to be discussed and which items to be voted on, the place and time of the meeting and the procedure for participating at the meeting whether or not by written proxy-holder.

The notice of a general meeting shall also state the record date and the manner in which the persons with meeting rights may procure their registration and exercise their rights. Those persons with meeting rights and those persons with voting rights who are listed on the record date for a general meeting as such in a register designated for that purpose by the Board, are deemed persons with meeting rights or persons with voting rights, respectively, for that general meeting, regardless of who is entitled to the Shares at the date of the general meeting of Wallbox. Under Dutch law, the record date is currently the 28th day prior to the date of a general meeting.

Pursuant to the Dutch law, a subject for discussion which has been requested in writing by one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least three percent of Wallbox’s issued share capital, shall be included in the notice of the general meeting of Wallbox or shall be notified in the same manner as the other subjects for discussion, provided Wallbox has received the request (including the reasons for such request) not later than sixty days before the day of the meeting. Such written requests must comply with the conditions stipulated by the Board as to be posted on Wallbox’s website.

The general meeting of Wallbox shall be presided over by the chairman of the Board or another director designated for that purpose by the Board. If the chairman of the Board is not present at the meeting and no other director has been designated by the Board to preside over the general meeting, the general meeting itself shall appoint a chairperson. The chairperson of the general meeting shall appoint a secretary of the general meeting. Minutes of the proceedings at a general meeting shall in principle be kept by the secretary.

Voting Rights and Decision-Making

Each Class A Share confers the right on the holder to cast one vote at the general meeting of Wallbox and each Class B Share confers the right on the holder to cast ten votes at the general meeting of Wallbox. If and to

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the extent voting rights are not suspended, each Conversion Share confers the right on the holder to cast nine votes at the general meeting of Wallbox. To the extent the law or the articles of association do not require a qualified majority, all resolutions of the general meeting of Wallbox shall be adopted by a simple majority of the votes cast.

The chairperson of the general meeting of Wallbox shall decide on the method of voting. Abstentions, blank votes and invalid votes shall not be counted as votes. The ruling by the chairperson of the general meeting of Wallbox on the outcome of a vote shall be decisive. All disputes concerning voting for which neither the law nor the articles of association provide a solution are decided by the chairperson of the general meeting of Wallbox.

No votes may be cast at the general meeting of Wallbox for a Share held by Wallbox or a subsidiary of Wallbox. Wallbox or a subsidiary of Wallbox may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct. However, holders of a right of pledge or a right of usufruct on Shares held by Wallbox or a subsidiary of Wallbox are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to Wallbox or the subsidiary.

When determining how many votes are cast by shareholders, how many shareholders are present or represented, or which part of Wallbox’s issued share capital is represented at the general meeting of Wallbox, no account shall be taken of Shares for which, pursuant to the law or the articles of association, no vote can be cast.

Certain Major Transactions

Pursuant to Dutch law and the articles of association, the Board shall require the approval of the general meeting of Wallbox for resolutions regarding a significant change in the identity or nature of Wallbox or the enterprise connected with it, including in any event:

(a)    the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)    concluding or cancelling any long-lasting cooperation of Wallbox or a subsidiary of Wallbox with any other legal person or company or as a fully-liable general partner in a partnership, provided that such cooperation or cancellation thereof is of material significance to Wallbox; and

(c)    acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of Wallbox’s assets, as shown in the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of Wallbox, by Wallbox or a subsidiary of Wallbox.

Board

Appointment of Directors

With respect to the Board, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein. On June 22, 2022, we held our annual general meeting of shareholders, the shareholders voted to appoint Donna Kinzel as our seventh non-executive director on the Board.

Liabilities of Directors

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the company for damages in the event of improper or negligent performance of their duties. In such a scenario, all directors are jointly and severally liable to the company for failure of one or more co-directors. An individual director is only exempted from liability if such director proves that he or she cannot be held liable for serious culpable conduct for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard, a director may refer to the allocation of tasks between the directors. Further, individual directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code (Burgerlijk Wetboek). In certain circumstances, including in the event of bankruptcy of the company, directors may incur additional specific civil and criminal liabilities.

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Please refer to Item 7. “Major Shareholders and Related Party Transactions” included in our most recent Annual Report on Form 20-F and incorporated by reference herein for a description of the indemnification provisions in the articles of association.

Wallbox’s articles of association provide for certain indemnification rights for Wallbox’s directors relating to claims, suits or proceedings arising from his or her service to Wallbox or, at Wallbox’s request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law. In addition to the indemnification rights contained in Wallbox’s articles of association, we plan to enter into indemnification agreements with our directors.

Dividends and Other Distributions

General

Wallbox may only make distributions to the extent Wallbox’s equity exceeds the sum of its paid-up and called-up part of its issued share capital and the reserves which must be maintained pursuant to the law. Distribution of profits shall be made after the adoption of the annual accounts from which it appears that the distribution is allowed.

The holders of Class A Shares and Class B Shares shall be entitled pari passu to distributions, as any and all distributions on the Shares shall be made in such a way that on each Share an equal amount or value will be distributed provided that and with observance of the following order of priority: (a) in the event of a distribution of profits in respect of a financial year, a distribution for an amount equal to one percent (1%) of the nominal value of Conversion Shares shall first be distributed on each issued and outstanding Conversion Share, and (b) following such distribution on Conversion Shares, no further distribution shall be made on Conversion Shares in respect of such financial year.

Right to Reserve and Dividend Policy

The Board may determine which part of the profits shall be reserved, with due observance of Wallbox’s policy on reserves and dividends. The general meeting of Wallbox may resolve to distribute any part of the profits remaining after reservation. If the general meeting of Wallbox does not resolve to distribute these profits in whole or in part, such profits (or any profits remaining after distribution) shall also be reserved.

Interim Distribution

Subject to Dutch law and the articles of association, the Board may resolve to make an interim distribution of profits provided that it appears from an interim statement of assets signed by the Board that the Wallbox’s equity exceeds the sum of its paid up and called up part of its issued share capital and the reserves which must be maintained pursuant to the law.

Notices and Payment

The date on which dividends and other distributions shall be made payable shall be announced in accordance with the law and published on Wallbox’s website. Distributions shall be payable on the date determined by the Board.

The persons entitled to a distribution shall be the relevant shareholders, holders of a right of usufruct on Shares and holders of a right of pledge on Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

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Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to Wallbox and will be carried to the reserves. The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

Exchange controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out Procedures

A shareholder who alone or together with group companies holds at least 95% of the issued share capital of Wallbox for his or her own account may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) (Enterprise Chamber), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

A shareholder that holds a majority of Wallbox’s issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of Wallbox’s issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving Wallbox, a contribution of cash and/or assets against issuance of Shares, the issue of new Shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Amendments to the Articles of Association

The general meeting of Wallbox may resolve to amend the articles of association at the proposal of the Board. The rights of shareholders may be changed only by amending the articles of association in compliance with Dutch law.

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Dissolution and Liquidation

The general meeting of Wallbox may resolve to dissolve Wallbox at the proposal of the Board. If Wallbox is dissolved pursuant to a resolution of the general meeting of Wallbox, the members of the Board shall become liquidators of the dissolved Wallbox’s property. The general meeting of Wallbox may decide to appoint other persons as liquidators.

During liquidation, to the extent possible the articles of association shall continue to apply. The Class A Shares and Class B Shares have equal economic rights at liquidation such that any balance remaining after payment of the debts of the dissolved Wallbox shall be transferred to the shareholders pro rata in proportion to the number of Class A Shares and Class B Shares held by each shareholder, provided that and with observance of the following order of priority: an amount equal to the nominal value of Conversion Shares shall first be transferred on each Conversion Share to the holders of the Conversion Shares.

Certain Disclosure Obligations of Wallbox

Wallbox is subject to certain disclosure obligations under U.S. rules of the NYSE and the SEC. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of the NYSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a regulated market or comparable non-EEA trading venue.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Wallbox regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that Wallbox’s financial reporting meets such standards and (ii) recommend to Wallbox the making available of further explanations. If Wallbox does not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) orders Wallbox to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way Wallbox has applied the applicable financial reporting standards to its financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Periodic Reporting under U.S. Securities Law

Wallbox is a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. Wallbox intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards. Subject to certain exceptions, the NYSE rules permit a “foreign private issuer” to comply with its home country rules in lieu of the listing requirements of NYSE.

Certain Insider Trading and Market Manipulation Laws

U.S. law contains rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with its listing on NYSE, Wallbox adopted an insider

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trading policy. This policy provided for, among other things, rules on transactions by members of the Wallbox Board and Wallbox employees in Shares or in financial instruments the value of which is determined by the value of the shares.

United States

The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, Wallbox’s board of directors, officers and other employees may not purchase or sell shares or other securities of Wallbox when he or she is in possession of material, non-public information about Wallbox (including Wallbox’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about Wallbox.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Wallbox

Wallbox’s directors, executive officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

With respect to the DCGC, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein.

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in Wallbox’s annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in Wallbox’s annual accounts.

Transfer Agent

Wallbox lists the Class A Shares in book-entry form and such Class A Shares, through the transfer agent, will not be certificated. Wallbox appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain Wallbox’s shareholders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. The Class A Shares will trade on NYSE in book-entry form.

Listing of Shares

Wallbox’s Class A Shares are listed on the NYSE under the symbol “WBX.” Beneficial interests in the Class A Shares that are traded on the NYSE are held through the electronic book-entry system provided by The Depository Trust Company, or DTC. Each person holding Class A Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A Shares.

The Class B Shares and the Conversion Shares are not, and are not expected to be, listed on a stock exchange.

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DESCRIPTION OF WARRANTS

Issuable Warrants

We may issue warrants for the purchase of shares of our Class A Shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Class A Shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the date, if any, on and after which the warrants and the related Class A Shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	Dutch, Spanish and United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of WBX.

Each warrant will entitle its holder to purchase the number of Class A Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock, if any.

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DESCRIPTION OF RIGHTS

The following summary description of the rights to subscribe for Class A Shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.

The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.

Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.

The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:

•	the title of the Rights;

•	the date of determining the securityholders entitled to the Rights distribution;

•	the aggregate number of Rights issued and the aggregate number of Class A Shares purchasable upon exercise of the Rights;

•	the exercise price;

•	the date on which the Rights become exercisable and the date on which the Rights will expire;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

•	if applicable, a discussion of the material Dutch, Spanish and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

•	the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of Class A Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).

If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain Dutch, Spanish and United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities

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TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

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So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

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As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

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Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, as amended, of 1933 (the “Securities Act”) and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Shares will be listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment

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option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Loyens & Loeff N.V., Dutch counsel to Wallbox, has provided a legal opinion for Wallbox regarding the validity of the Shares and rights, based on the assumptions and subject to the qualifications and limitations set out therein. The validity of the warrants, the rights and the units will be passed upon for Wallbox by Latham & Watkins LLP, Houston, Texas, based on the assumptions and subject to the qualifications and limitations set out therein.

Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Wallbox N.V. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

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ENFORCEMENT OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, our headquarters are located in Spain and we are a tax resident of Spain with our place of effective management in Spain. The majority of our assets are located outside the United States. As of the date of this prospectus, the majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction over the Dutch company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code. If no leave to enforce is granted, claimants must litigate the claim again before a competent Dutch court.

Despite any generally recognized choice of law clause for a jurisdiction other than the Netherlands contained in an agreement, a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of such agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of such agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of such agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of such agreement takes place and (d) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, (ii) infringement of an intellectual property right, or (iii) the proprietary aspects of a transfer of title or the granting of security and other proprietary rights.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 14, 2022.

PRELIMINARY PROSPECTUS

Wallbox N.V.

Up to 93,601,146 Class A Shares

Offered by the Selling Securityholders

This prospectus relates to (a) the issuance by Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) of an aggregate of up to 37,393,606 of our Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”), the issuance of which was previously registered, which consists of up to (i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B ordinary shares, nominal value of €1.20 per share (“Class B Shares”), (ii) 8,705,833 Class A Shares issuable upon the exercise of 8,705,833 warrants (the “Private Warrants”) originally issued by Kensington in a private placement transaction in connection with the initial public offering (“IPO”) of Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”), or upon conversion of certain working capital loans and which were assumed by the Company at the closing of the Business Combination (as defined below) and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share and (iii) up to 5,436,980 Class A Shares that are issuable upon the exercise of 5,436,980 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued to public shareholders of Kensington in its IPO, and which were assumed by the Company at the closing of the Business Combination and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share and (b) the offer and sale from time to time in one or more offerings by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “selling securityholders”) of up to 93,601,146 of our Class A Shares, consisting of up to (i) 70,150,353 Class A Shares that were issued on completion of the Business Combination, (ii) 200,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”) and (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares. See “Explanatory Note.”

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We are registering the securities described above for resale pursuant to, among other things, the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. Our registration of the securities covered by this prospectus does not mean that either the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the Class A Shares in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of Class A Shares by the selling securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A Shares are listed on The New York Stock Exchange (“NYSE”) under the symbols “WBX”. On November 11, 2022, the closing sale price as reported on NYSE of our Class A Shares was $6.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we and the selling securityholders may sell Class A Shares as described in this prospectus, from time to time, in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On October 1, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 9, 2021, as amended (the “Business Combination Agreement”), by and among Wallbox B.V, a private company with limited liability incorporated under the laws of the Netherlands (which was converted into a public company with limited liability incorporated under the laws of the Netherlands), Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”) and Wallbox S.L., a Spanish limited liability company (sociedad limitada).

On the Closing Date, (i) each outstanding Class A ordinary share of Wallbox (including each such share resulting from the conversion of Wallbox’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B ordinary share was exchanged by means of a contribution in kind in exchange for the issuance of a number of Wallbox Class A Shares or Wallbox Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement, and (ii) each share of Kensington Class A Common Stock and Kensington Class B Common Stock outstanding immediately prior to the effective time of the merger (other than certain customarily excluded shares) was converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock was immediately thereafter exchanged by means of a contribution in kind in exchange for the issuance of Wallbox Class A Shares, whereby Wallbox issued one Wallbox Class A Share for each share of new Kensington common stock exchanged. All Wallbox shareholders, other than Enric Asunción Escorsa and Eduard Castañeda, received Wallbox Class A Shares in the exchange. Each of Enric Asunción Escorsa and Eduard Castañeda received Class B Shares in the share capital of Wallbox.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement and again on September 29, 2021, Kensington and Wallbox entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for, and Wallbox agreed to issue to such PIPE Investors, an aggregate of 11,100,000 Wallbox Class A Shares at $10.00 per share for gross proceeds of $111,000,000 (the “PIPE Financing”) on the date on which the Closing occurs.

When we refer to “Wallbox,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap), and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.wallbox.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on May 2, 2022;

•	Our Current Reports on Form 6-K furnished to the SEC on February 1, 2022, June 23, 2022, and September 29, 2022;

•	The information contained in our Current Report on Form 6-K furnished to the SEC on November 10, 2022 (excluding Exhibits 99.1 and 99.2 thereto); and

•

The description of our Class  A Shares contained in our registration statement on Form 8-A filed with the SEC on September 30, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

+1 (404) 574-1504

or

investors@wallbox.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We believe we are a global leader in smart electric vehicle charging and energy management applications. Founded in 2015, we create smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Our mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, we intend to lay the infrastructure required to meet the demands of mass electric vehicle (“EV”) ownership everywhere. We believe our customer-centric approach to our holistic hardware, software, and service offering allows us to solve existing barriers to EV adoption as well as anticipate opportunities soon to come. We are committed to creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Our smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova” and “Hypernova”) for public applications. We also offer the world’s first bi-directional DC charger for the home (“Quasar” and “Quasar 2”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. Our proprietary residential and business software “myWallbox” gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, our dedicated semi-public and public charging software platform “Electromaps” enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale.

As of September 30, 2022, we had over 1,100 employees and twenty-one offices across four continents and sold over 370,000 units across over 112 countries. Our products are currently manufactured in Spain and China, and we opened our first manufacturing facility in Arlington, Texas in October 2022. We remained committed to increasing our worldwide presence and believe the EV market will continue to grow as more countries commit government funds towards climate investments with the aim of reducing CO2 emissions. We believe these regulatory support packages, including the NEVI and Inflation Reduction Act programs in the United States and the European Green Deal will boost the EV sector significantly.

Through our vertically-integrated model, we keep development cycles short, enabling an accelerated time to market. Furthermore, we expect our compliance with complex certification requirements paired with our focus on engineering excellence will power our rapid growth as the global supplier of first-class charging products.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 83012559. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands. Our principal executive offices are located at Carrer del Foc, 68 Barcelona, Spain 08038, and our telephone number is +34 930 181 668.

THE OFFERING

Issuer	Wallbox N.V.

Issuance of Class A Shares

Class A Shares offered by us	(i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B Shares, (ii) 8,705,833 Class A Shares issuable upon the exercise of 8,705,833 Private Warrants and (iii) up to 5,436,980 Class A Shares that are issuable upon the exercise of 5,436,980 Public Warrants.

Class A Shares outstanding prior to exercise of all Warrants	139,665,776 Class A Shares (or 162,916,569 Class A Shares, assuming conversion of all outstanding Class B Shares), based on total shares outstanding as of November 11, 2022.

Class A Shares outstanding assuming exercise of all Warrants	154,313,973 Class A Shares (or 177,564,766 Class A Shares, assuming conversion of all outstanding Class B Shares), based on total shares outstanding as of November 11, 2022.

Exercise Price of Warrants	Warrants: $11.50 per share, subject to adjustments described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $62,525,270 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Shares

Class A Shares that may be offered and sold from time to time by the selling securityholders	(i) 70,150,353 Class A Shares that were issued on completion of the Business Combination, (ii) 200,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination, and (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares.

Use of proceeds	All of the Class A Shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factor described below and in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

Risks Related to Wallbox’s Business

Increases in component costs, shipping costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and factors such as wage rate increases and inflation can have a material adverse effect on our business, results of operations, financial condition and prospects.

Meeting customer demand partially depends on our ability to obtain timely and adequate delivery of components for our products. We are subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in design, quantities, and delivery schedules. Our ability to meet demand has been, and may in the future be, impacted by our reliance on the availability of components from these suppliers. We may in the future experience component shortages, and the predictability of the availability of these components may be limited, which may be heightened in light of the ongoing COVID-19 pandemic and conflict in Ukraine. In the event of a component shortage or supply interruption from suppliers of these components, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to timely ship our products to our customers. Moreover, volatile economic conditions may make it more likely that our suppliers and logistics providers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. In addition, international supply chains may be impacted by events outside of our control and limit our ability to procure timely delivery of supplies or finished goods and services. We have seen, and may continue to see, increased congestion at ports that we rely on for our business. In many cases, we have had to secure alternative transportation, or use alternative routes, at increased costs to run our supply chain.

The global economy is currently undergoing a period of high inflationary pressures, which may continue for the foreseeable future. The escalation or prolongment of hostilities in Ukraine may serve to accelerate these inflationary pressures. The ongoing military conflict between Russia and Ukraine has resulted in substantial increases in fuel costs worldwide, and the extent and duration of such increases cannot be predicted at this time. Inflation can adversely affect us by increasing costs of supplies, materials and labor. In addition, inflation is often accompanied by higher interest rates, which may reduce the consumer demand or increase our financing costs. In an inflationary environment, depending on other economic conditions, we may be unable to raise prices enough to keep up with the rate of inflation, which would reduce our profit margin. Increases in the prices of components could negatively affect our margins. Changes in prices are dependent on a number of factors beyond our control, including macroeconomic factors that may affect commodity prices; changes in supply and demand; general economic conditions; significant political events; labor costs; competition; import duties, tariffs, anti-dumping duties and other similar costs; currency exchange rates and government regulation; and events such as natural disasters and widespread outbreaks of infectious diseases (such as the ongoing COVID-19 pandemic). If we are unable to increase our prices or experience a delay in our ability to increase our prices or to recover such increases in our costs, our business, financial condition and results of operations could be harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide Wallbox’s current expectations or forecasts of future events. Forward-looking statements include statements about Wallbox’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding Wallbox’s disclosure concerning Wallbox’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our Annual Report on Form 20-F. The risks and uncertainties include, but are not limited to:

•	Wallbox’s ability to grow and manage, which may be affected by, among other things, competition;

•	risks relating to the outcome and timing of Wallbox’s development of its charging and energy management technology and related manufacturing processes;

•	the possibility that the expected timeframe for, and other expectations regarding the development and performance of, Wallbox products will differ from current assumptions;

•	intense competition in the electric vehicle charging space;

•	risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business, operating results and financial condition;

•	failure to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel;

•	legal proceedings;

•	compliance with the continued listing standards of the NYSE;

•	volatility in the market price of Wallbox’s Class A Shares;

•	a loss or disruption with respect to Wallbox’s supply or manufacturing partners;

•	delays in the development of new products and product innovations;

•	the war between Russia and Ukraine;

•	Wallbox’s internal control over financial reporting;

•	product recalls or withdrawals, litigation or regulatory enforcement actions and/or material product liability claims;

•	the inability to obtain patents or otherwise protect Wallbox’s technology and intellectual property from unauthorized use by third parties;

•

governmental regulation and other legal obligations related to privacy, data protection and information security, and related governmental enforcement actions, litigation, fines and penalties or adverse publicity;

•	increases in component costs, shipping costs, long lead times, supply shortages, and supply changes, and other disruptions to Wallbox’s supply chain

•	wage rate increases and inflation; and

•	the possibility that Wallbox may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in our Annual Report on Form 20-F incorporated by reference into this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date thereof. Wallbox undertakes no obligation to publicly revise any forward-looking statement to reflect new circumstances or events or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Wallbox describes in the reports it will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Wallbox believes” and similar statements reflect Wallbox’s beliefs and opinions on the relevant subject. These statements are based on information available to Wallbox as of the date thereof. And while Wallbox believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Wallbox’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although Wallbox believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Wallbox nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Wallbox or persons acting on its behalf.

USE OF PROCEEDS

All of the Class A Shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $62,525,270 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

CAPITALIZATION AND INDEBTEDNESS

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in this prospectus and any prospectus supplement and the information under “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F and the information included in our Current Report on Form 6-K furnished to the SEC on September 29, 2022. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
Unaudited (€) in thousands
Cash and cash equivalents	€119,875

Non-current debt:
Loans and borrowings	23,274
Lease liabilities	25,039

Total non-current debt	48,313

Equity:
Share capital	44,631
Share premium	329,092
Accumulated deficit	(252,587)
Other equity components	25,511
Foreign currency translation reserve	12,865

Total equity attributable to owners of the Company	159,512

Total capitalization(1)	€207,825

(1)

Excludes the impact of shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain of our current and former directors and employees. Further, as all of the shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts, the Company will not receive any of the proceeds from such sale. As such, there is no impact to the capitalization relating to the resale.

DESCRIPTION OF SHARE CAPITAL

This section of the registration statement includes a description of the material terms of Wallbox’s articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of Wallbox’s articles of association, which are included as an exhibit to this registration statement. We urge you to read the full text of Wallbox’s articles of association.

OVERVIEW

Wallbox was incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 7, 2021 with an issued share capital of €1.20. Wallbox is registered with the Dutch trade register under the registration number 83012559. Wallbox’s corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and its business address is at Carrer del Foc 68, 08038 Barcelona, Spain.

Wallbox was converted from a Dutch private limited liability company to a Dutch public limited liability company (naamloze vennootschap) in connection with the Business Combination. Wallbox has a one-tier board structure.

Wallbox’s headquarters and its Chief Executive Officer and other senior executives carry out their day-to-day management activities in Spain, and as a result, Wallbox’s place of effective management is in Spain. Therefore, pursuant to the current Dutch-Spanish tax treaty, since the date of its incorporation, Wallbox has been and expects to continue to be treated as a resident of Spain for tax purposes.

Unless stated otherwise, the following is a description of the material terms of the shares and the articles of association.

SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

Authorized Share Capital

Wallbox has three classes of shares: (i) Class A ordinary shares, each with a nominal value of €0.12 (the “Class A Shares”), (ii) Class B ordinary shares, each with a nominal value of €1.20 (the “Class B Shares”), and (iii) conversion shares, each with a nominal value of €1.08 (the “Conversion Shares”).

Wallbox’s authorized share capital amounts to €108,000,002.16, divided into 400,000,000 Class A Shares, 50,000,000 Class B Shares, and two Conversion Shares.

Under Dutch law, the authorized share capital is the maximum share capital that Wallbox may issue without amending the articles of association.

Form of Shares

Pursuant to the articles of association, Wallbox’s shares (the “Shares”) are registered shares.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) shall require a deed executed for that purpose and, save in the event Wallbox itself is a party to such legal act, written acknowledgement by Wallbox of the transfer.

Under the articles of association, if and as long as one or more Class A Shares are admitted to trading on the NYSE, or if it may reasonably be expected that one or more Class A Shares shall shortly be admitted to trading on the NYSE, Wallbox’s board of directors (the “Board”) may resolve that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Class A Shares, subject to certain overriding exceptions under the Dutch Civil Code. Such resolution and the revocation thereof shall be made available for inspection on the Wallbox’s website and at the Dutch trade register. The Board has adopted such resolution.

Conversion of Shares

Class A Shares are not convertible into any other shares of capital stock of Wallbox. Each Class B Share is convertible at any time at the option of the holder into one Class A Share and one Conversion Share. In addition, Class B Shares shall automatically convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of a conversion event set forth by the Wallbox articles of association, including (i) the sale or transfer of such shares, but excluding certain transfers permitted by the Wallbox’s articles of association, or (ii) the death or disability of the excluded holder (within the meaning of the Wallbox articles of association) of such shares, and with effect as of the conversion date (being the date that the non-executive directors determine, in their sole discretion, that a conversion event has occurred).

Notwithstanding the foregoing, all outstanding Class B Shares shall convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of the final conversion event (and with effect as per the date on which Wallbox becomes aware the final conversion event has occurred), being: (i) the date set by the Board that is no less than 61 days and no more than 180 days following the date after the date on which the aggregate number of issued and outstanding Class B Shares held (jointly) by the holders that were issued Class B Shares pursuant to the Business Combination Agreement, and their permitted transferees, represents less than 20% of the aggregate number of issued and outstanding Class B Shares held by the initial holders on the date on which Wallbox issues Class B Shares for the first time; or (ii) the date set by the meeting of holders of Class B Shares.

Upon the occurrence of a conversion event, the shareholder concerned shall be obliged to notify the Board thereof by means of a written notice addressed to the Board.

If a Conversion Share is held by anyone other than Wallbox (the “Transferor”), such Transferor shall be obliged to offer and transfer such Conversion Shares to Wallbox unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox, the voting rights, meeting rights and rights to receive distributions attached to the relevant Conversion Shares are suspended. If the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox within the number of days after the conversion date set forth by the Wallbox articles of association, Wallbox is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to Wallbox and until such transaction occurs.

The end result of the conversion of Class B Shares and subsequent transfer to Wallbox of Conversion Shares is that a Wallbox shareholder will hold one Class A Share for each Class B Share it held at the time of conversion.

Issuance of Shares and Pre-emptive Rights

Issuance of Shares

Under Dutch law, the general meeting of Wallbox is authorized to issue Shares or to grant rights to subscribe for Shares and to restrict and/or exclude statutory pre-emptive rights in relation to the issuance of Shares or the granting of rights to subscribe for Shares. The general meeting of Wallbox may designate the Board competent to issue Shares (or grant rights to subscribe for Shares) and to determine the issue price and other conditions of the issue for a specified period not exceeding five years (which period can be extended from time to time for further periods not exceeding five years).

Such designation by the general meeting of Wallbox must state the number of Shares that may be issued. The designation of the Board by the general meeting of Wallbox cannot be withdrawn unless determined otherwise at the time of designation. A resolution of the Board to issue Shares (or grant rights to subscribe for Shares) and a resolution to designate the Board thereto can only be adopted at the proposal of the Board. The general meeting of Wallbox shall, in addition to the Board, remain authorized to issue Shares if such is specifically stipulated in the resolution authorizing the Board to issue Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to issue Shares (and to grant rights to subscribe for Shares).

Pre-emptive Rights

Under Dutch law and the articles of association, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Class A Shares and Class B Shares upon the issuance of Class A Shares and Class B Shares (or the granting of rights to subscribe for Class A Shares and Class B Shares). No pre-emptive rights shall apply in respect of any issuance of Conversion Shares. This pre-emptive right does not apply to: (i) Shares issued to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code, (ii) Shares that are issued against payment other than in cash; and (iii) Shares issued to a person exercising a previously granted right to subscribe for Shares.

The pre-emptive rights in respect of newly issued Shares or the granting of rights to subscribe for Shares may be restricted or excluded by a resolution of the general meeting of Wallbox. Pre-emptive rights may also be limited or excluded by a resolution of the Board if the Board has been designated thereto by the general meeting of Wallbox for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares.

A resolution of the general meeting of Wallbox to limit or exclude pre-emptive rights or a resolution to designate the Board thereto, can only be adopted at the proposal of the Board, and requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting. Unless otherwise stipulated at its grant the designation may not be withdrawn.

If the resolution of the general meeting of Wallbox to issue Shares or to designate the authority to issue Shares to the Board is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to limit or exclude pre-emptive rights in respect of Shares.

Repurchase of Shares

Subject to Dutch law and the articles of association, Wallbox may acquire fully paid-up Shares either for no consideration or under universal title of succession, or if, (i) its shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any reserves to be maintained by Dutch law and/or the articles of association, (ii) Wallbox and its subsidiaries would thereafter not hold Shares or hold a pledge over Shares with an aggregate nominal value exceeding 50% of Wallbox’s issued share capital and (iii) the Board has been authorized thereto by the general meeting of Wallbox. Any acquisition by Wallbox of Wallbox Shares that are not fully paid-up shall be null and void.

The authorization to the Board to acquire own Shares is valid for a maximum of 18 months. As part of the authorization, the general meeting of Wallbox must specify the number of Shares that may be repurchased, the manner in which the Shares may be acquired and the price range within which the Shares may be acquired. The authorization is not required if Wallbox repurchases fully paid-up Shares for the purpose of transferring these Shares to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange.

Wallbox can, jointly with its subsidiaries, hold Shares in its own capital exceeding 10% of its issued share capital for no more than three years after acquisition of Shares for no consideration or under universal title of succession. Owned Shares pledged by Wallbox and its subsidiaries are taken into account in this respect. Any Shares held by Wallbox in excess of the amount permitted shall automatically transfer to the directors jointly at the end of the last day of such three-year period. Each director shall be jointly and severally liable to compensate Wallbox for the value of the Shares at such time, with interest at the statutory rate thereon from such time. The same applies to the acquisition of Shares for employees of Wallbox under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange and held by Wallbox for more than one year after acquisition thereof.

For a period of 18 months commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to repurchase Shares. At the annual general meeting held on June 22, 2022, this authorization has been renewed for a period of 18 months following the date of the annual general meeting.

Reduction of Share Capital

The general meeting of Wallbox may, only upon a proposal of the Board, resolve to reduce the issued share capital by (i) cancelling Shares held by Wallbox itself or (ii) amending the articles of association to reduce the nominal value of the Shares. In either case, this reduction would be subject to provisions of Dutch law and the articles of association. Under Dutch law, a resolution of the general meeting of Wallbox to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting.

If the resolution of the general meeting of Wallbox to reduce Wallbox’s issued share capital by reducing the nominal value of Shares through amendment of the articles of association is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

Wallbox’s Shareholders’ Register

The Board must keep a shareholders’ register; the Board may appoint a registrar to keep the register on its behalf. The register must be regularly updated. The shareholders’ register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

The shareholders’ register and records names and addresses of all holders of Shares, showing the date on which the Shares were acquired, the date of the acknowledgement by or notification of Wallbox as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct on Shares belonging to another or a right of pledge in respect of such Shares.

Certain Class A Shares are held through The Depositary Trust Company, or DTC, therefore DTC or its nominee is recorded in the shareholders’ register as the holder of those Class A Shares.

General Meetings and Voting Rights

General Meeting

General meetings of Wallbox are to be held in a location determined in accordance with Dutch law and the Articles of Association. The annual general meeting of Wallbox shall be held each year within six months after the end of Wallbox’s financial year. Other general meetings of Wallbox shall be held as often as the Board or the Chair & CEO deems necessary, and shall be held within three months after the Board has considered it to be likely that Wallbox’s equity has decreased to an amount equal to or lower than half of its paid-up and called-up share capital, in order to discuss the measures to be taken if so required.

General meetings are convened by the Board or the Chair & CEO. Pursuant to Dutch law, one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least the part of Wallbox’s issued share capital prescribed by law for this purpose, may request the Board in writing to convene a general meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the general meeting could be held within the relevant statutory period after the request, the requesting shareholders and/or other persons with meeting rights may at their request be authorized by the preliminary relief judge of the district court to convene a general meeting.

The notice of a general meeting shall be given by the Board by means of an announcement with due observance of the statutory notice period and in accordance with the law. The notice of a general meeting shall in any event state the items to be dealt with, the items to be discussed and which items to be voted on, the place and time of the meeting and the procedure for participating at the meeting whether or not by written proxy-holder.

The notice of a general meeting shall also state the record date and the manner in which the persons with meeting rights may procure their registration and exercise their rights. Those persons with meeting rights and those persons with voting rights who are listed on the record date for a general meeting as such in a register designated for that purpose by the Board, are deemed persons with meeting rights or persons with voting rights, respectively, for that general meeting, regardless of who is entitled to the Shares at the date of the general meeting of Wallbox. Under Dutch law, the record date is currently the 28th day prior to the date of a general meeting.

Pursuant to the Dutch law, a subject for discussion which has been requested in writing by one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least three percent of Wallbox’s issued share capital, shall be included in the notice of the general meeting of Wallbox or shall be notified in the same manner as the other subjects for discussion, provided Wallbox has received the request (including the reasons for such request) not later than sixty days before the day of the meeting. Such written requests must comply with the conditions stipulated by the Board as to be posted on Wallbox’s website.

The general meeting of Wallbox shall be presided over by the chairman of the Board or another director designated for that purpose by the Board. If the chairman of the Board is not present at the meeting and no other director has been designated by the Board to preside over the general meeting, the general meeting itself shall appoint a chairperson. The chairperson of the general meeting shall appoint a secretary of the general meeting. Minutes of the proceedings at a general meeting shall in principle be kept by the secretary.

Voting Rights and Decision-Making

Each Class A Share confers the right on the holder to cast one vote at the general meeting of Wallbox and each Class B Share confers the right on the holder to cast ten votes at the general meeting of Wallbox. If and to the extent voting rights are not suspended, each Conversion Share confers the right on the holder to cast nine votes at the general meeting of Wallbox. To the extent the law or the articles of association do not require a qualified majority, all resolutions of the general meeting of Wallbox shall be adopted by a simple majority of the votes cast.

The chairperson of the general meeting of Wallbox shall decide on the method of voting. Abstentions, blank votes and invalid votes shall not be counted as votes. The ruling by the chairperson of the general meeting of Wallbox on the outcome of a vote shall be decisive. All disputes concerning voting for which neither the law nor the articles of association provide a solution are decided by the chairperson of the general meeting of Wallbox.

No votes may be cast at the general meeting of Wallbox for a Share held by Wallbox or a subsidiary of Wallbox. Wallbox or a subsidiary of Wallbox may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct. However, holders of a right of pledge or a right of usufruct on Shares held by Wallbox or a subsidiary of Wallbox are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to Wallbox or the subsidiary.

When determining how many votes are cast by shareholders, how many shareholders are present or represented, or which part of Wallbox’s issued share capital is represented at the general meeting of Wallbox, no account shall be taken of Shares for which, pursuant to the law or the articles of association, no vote can be cast.

Certain Major Transactions

Pursuant to Dutch law and the articles of association, the Board shall require the approval of the general meeting of Wallbox for resolutions regarding a significant change in the identity or nature of Wallbox or the enterprise connected with it, including in any event:

(a)    the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)    concluding or cancelling any long-lasting cooperation of Wallbox or a subsidiary of Wallbox with any other legal person or company or as a fully-liable general partner in a partnership, provided that such cooperation or cancellation thereof is of material significance to Wallbox; and

(c)    acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of Wallbox’s assets, as shown in the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of Wallbox, by Wallbox or a subsidiary of Wallbox.

Board

Appointment of Directors

With respect to the Board, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein. On June 22, 2022, we held our annual general meeting of shareholders, the shareholders voted to appoint Donna Kinzel as our seventh non-executive director on the Board.

Liabilities of Directors

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the company for damages in the event of improper or negligent performance of their duties. In such a scenario, all directors are jointly and severally liable to the company for failure of one or more co-directors. An individual director is only exempted from liability if such director proves that he or she cannot be held liable for serious culpable conduct for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard, a director may refer to the allocation of tasks between the directors. Further, individual directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code (Burgerlijk Wetboek). In certain circumstances, including in the event of bankruptcy of the company, directors may incur additional specific civil and criminal liabilities.

Please refer to Item 7. “Major Shareholders and Related Party Transactions” included in our most recent Annual Report on Form 20-F and incorporated by reference herein for a description of the indemnification provisions in the articles of association.

Wallbox’s articles of association provide for certain indemnification rights for Wallbox’s directors relating to claims, suits or proceedings arising from his or her service to Wallbox or, at Wallbox’s request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law. In addition to the indemnification rights contained in Wallbox’s articles of association, we plan to enter into indemnification agreements with our directors.

Dividends and Other Distributions

General

Wallbox may only make distributions to the extent Wallbox’s equity exceeds the sum of its paid-up and called-up part of its issued share capital and the reserves which must be maintained pursuant to the law. Distribution of profits shall be made after the adoption of the annual accounts from which it appears that the distribution is allowed.

The holders of Class A Shares and Class B Shares shall be entitled pari passu to distributions, as any and all distributions on the Shares shall be made in such a way that on each Share an equal amount or value will be distributed provided that and with observance of the following order of priority: (a) in the event of a distribution of profits in respect of a financial year, a distribution for an amount equal to one percent (1%) of the nominal value of Conversion Shares shall first be distributed on each issued and outstanding Conversion Share, and (b) following such distribution on Conversion Shares, no further distribution shall be made on Conversion Shares in respect of such financial year.

Right to Reserve and Dividend Policy

The Board may determine which part of the profits shall be reserved, with due observance of Wallbox’s policy on reserves and dividends. The general meeting of Wallbox may resolve to distribute any part of the profits remaining after reservation. If the general meeting of Wallbox does not resolve to distribute these profits in whole or in part, such profits (or any profits remaining after distribution) shall also be reserved.

Interim Distribution

Subject to Dutch law and the articles of association, the Board may resolve to make an interim distribution of profits provided that it appears from an interim statement of assets signed by the Board that the Wallbox’s equity exceeds the sum of its paid up and called up part of its issued share capital and the reserves which must be maintained pursuant to the law.

Notices and Payment

The date on which dividends and other distributions shall be made payable shall be announced in accordance with the law and published on Wallbox’s website. Distributions shall be payable on the date determined by the Board.

The persons entitled to a distribution shall be the relevant shareholders, holders of a right of usufruct on Shares and holders of a right of pledge on Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to Wallbox and will be carried to the reserves. The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

Exchange controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out Procedures

A shareholder who alone or together with group companies holds at least 95% of the issued share capital of Wallbox for his or her own account may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) (Enterprise Chamber), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

A shareholder that holds a majority of Wallbox’s issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of Wallbox’s issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving Wallbox, a contribution of cash and/or assets against issuance of Shares, the issue of new Shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Amendments to the Articles of Association

The general meeting of Wallbox may resolve to amend the articles of association at the proposal of the Board. The rights of shareholders may be changed only by amending the articles of association in compliance with Dutch law.

Dissolution and Liquidation

The general meeting of Wallbox may resolve to dissolve Wallbox at the proposal of the Board. If Wallbox is dissolved pursuant to a resolution of the general meeting of Wallbox, the members of the Board shall become liquidators of the dissolved Wallbox’s property. The general meeting of Wallbox may decide to appoint other persons as liquidators.

During liquidation, to the extent possible the articles of association shall continue to apply. The Class A Shares and Class B Shares have equal economic rights at liquidation such that any balance remaining after payment of the debts of the dissolved Wallbox shall be transferred to the shareholders pro rata in proportion to the number of Class A Shares and Class B Shares held by each shareholder, provided that and with observance of the following order of priority: an amount equal to the nominal value of Conversion Shares shall first be transferred on each Conversion Share to the holders of the Conversion Shares.

Certain Disclosure Obligations of Wallbox

Wallbox is subject to certain disclosure obligations under U.S. rules of the NYSE and the SEC. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of the NYSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a regulated market or comparable non-EEA trading venue.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Wallbox regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that Wallbox’s financial reporting meets such standards and (ii) recommend to Wallbox the making available of further explanations. If Wallbox does not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) orders Wallbox to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way Wallbox has applied the applicable financial reporting standards to its financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Periodic Reporting under U.S. Securities Law

Wallbox is a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. Wallbox intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards. Subject to certain exceptions, the NYSE rules permit a “foreign private issuer” to comply with its home country rules in lieu of the listing requirements of NYSE.

Certain Insider Trading and Market Manipulation Laws

U.S. law contains rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with its listing on NYSE, Wallbox adopted an insider trading policy. This policy provided for, among other things, rules on transactions by members of the Wallbox Board and Wallbox employees in Shares or in financial instruments the value of which is determined by the value of the shares.

United States

The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, Wallbox’s board of directors, officers and other employees may not purchase or sell shares or other securities of Wallbox when he or she is in possession of material, non-public information about Wallbox (including Wallbox’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about Wallbox.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Wallbox

Wallbox’s directors, executive officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

With respect to the DCGC, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein.

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in Wallbox’s annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in Wallbox’s annual accounts.

Transfer Agent

Wallbox lists the Class A Shares in book-entry form and such Class A Shares, through the transfer agent, will not be certificated. Wallbox appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain Wallbox’s shareholders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. The Class A Shares will trade on NYSE in book-entry form.

Listing of Shares

Wallbox’s Class A Shares are listed on the NYSE under the symbol “WBX.” Beneficial interests in the Class A Shares that are traded on the NYSE are held through the electronic book-entry system provided by The Depository Trust Company, or DTC. Each person holding Class A Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A Shares.

The Class B Shares and the Conversion Shares are not, and are not expected to be, listed on a stock exchange.

DESCRIPTION OF WARRANTS

Outstanding Warrants

Public Warrants

The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, became exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms.

Each whole warrant entitles the registered holder to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time, except as described below. Pursuant to the warrant assignment, assumption and amendment agreement, a warrant holder may exercise its warrants only for a whole number of Class A Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, as amended, of 1933 (the “Securities Act”) covering the issuance of the Class A Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue Class A Shares upon exercise of a warrant unless the Class A Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are filing a shelf registration statement of which this prospectus forms a part for the registration, under the Securities Act, covering the issuance of the Class A Shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant assignment, assumption and amended and restated warrant agreement, dated as of October 1, 2021, by and between Kensington, Wallbox and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Wallbox Warrant Agreement”). Warrant holders may during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If our Class A Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A Share equals or exceeds $18.00.

We may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described under the heading “—Anti-dilution Adjustments” below) for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption for cash as described above, Wallbox’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Class A Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

We may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Shares (as defined below) except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described under the heading “—Anti-dilution Adjustments” below) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•	if, and only if, the private placement warrants are also concurrently called for redemption at the same price and terms as the outstanding public warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of Class A Shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.364
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.364
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.363
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Share for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 share of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.365 share of Class A Shares stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Shares.

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Shares exceeds $18.00 per share for a specified period of time.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Class A Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing the applicable redemption price for their warrants based on an option pricing model with a fixed volatility input as described in the Wallbox Warrant Agreement. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Shares than they would have received if they had chosen to wait to exercise their warrants for Class A Shares if and when such Class A Shares trade at a price higher than the exercise price of $11.50.

No fractional Class A Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Shares to be issued to the holder.

Exercise Limitation.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the Class A Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.

If the number of outstanding Class A Shares is increased by a stock dividend payable in Class A Shares, or by a split-up of Class A Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A Shares. A rights offering to holders of Class A Shares entitling holders to purchase Class A Shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A Shares equal to the product of (i) the number of Class A Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Shares, in determining the price payable for Class A Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Shares on account of such Class A Shares (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Share in respect of such event.

If the number of outstanding Class A Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Shares.

Whenever the number of Class A Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Shares (other than those described above or that solely affects the par value of such Class A Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if the holders of the Class A Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders of Class A Shares in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Class A Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Wallbox Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the- counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Wallbox Warrant Agreement based on the Black-Scholes value (as defined in the Wallbox Warrant Agreement) of the warrant. The warrants will be assumed by Wallbox pursuant to the Wallbox Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Wallbox Warrant Agreement, which was filed as an exhibit to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The Wallbox Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants and, solely with respect to any amendment to the terms of the private placement warrants or working capital warrants or any provision of the Wallbox Warrant Agreement with respect to the private placement warrants or working capital warrants, 50% of the number of the then outstanding private placement warrants or working capital warrants, as applicable.

The warrant holders do not have the rights or privileges of holders of Class A Shares or any voting rights until they exercise their warrants and receive Class A Shares. After the issuance of Class A Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Wallbox Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 93,601,146 Class A Shares. The PIPE Investors acquired Class A Shares pursuant to the Subscription Agreements. Kensington Capital Sponsor II LLC acquired Class A Shares and Private Warrants exercisable for Class A Shares concurrently with the IPO of Kensington and subsequently distributed such Class A Shares and Private Warrants to certain of the selling securityholders listed below.

The selling securityholders may from time to time offer and sell any or all of the Class A Shares set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Class A Shares that the selling securityholders may offer pursuant to this prospectus, and the beneficial ownership of the selling securityholders both before and after the offering. We have based percentage ownership prior to this offering on 162,916,569 Wallbox Class A Shares outstanding (assuming conversion of all Class B Shares into Class A Shares) as of November 11, 2022. In calculating percentages of Class A Shares owned by a particular selling securityholder, we treated as outstanding the number of Class A Shares issuable upon exercise of that particular selling securityholder’s Private Warrants, if any, and did not assume the exercise of any other selling securityholder’s Private Warrants.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Class A Shares. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Class A Shares registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling Securityholder	Class A Shares Beneficially Owned Prior to the Offering	As a % of Class A and Class B Shares outstanding	Number of Class A Shares Being Offered	Class A Shares Beneficially Owned After the Class A Shares are Sold
				Shares	Percent
KARIEGA VENTURES, S.L.(1)	18,618,950	11.31%	18,618,950	—	—
Eduard Castañeda(2)	4,689,252	2.85%	4,631,843	—	—
MINGKIRI, S.L.(3)	15,404,538	9.36%	15,404,538	—	—
INFISOL 3000, S.L.(4)	13,240,274	8.04%	13,240,274	—	—
Inversiones Financieras Perseo, S.L.(5)	16,697,530	10.14%	16,697,530	—	—
Seaya Ventures II, Fondo De Capital Riesgo(6)	11,505,865	6.99%	11,505,865	—	—
ORILLA ASSET MANAGEMENT, S.L.(7)	4,278,142	2.60%	4,278,142	—	—
Jordi Lainz Gavalda(8)	354,496	*	291,116	—	—
FPCI SINO French Innovation Fund II(9)	8,732,888	5.42%	8,732,888

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13G filed on February 10, 2022, KARIEGA VENTURES, S.L. and Mr. Asunción has shared voting power and shared investment power over 18,618,950 Class B Shares. The address of KARIEGA VENTURES, S.L. is Av. Diagonal 419, 4 Planta, Barcelona, Spain 08008. Mr. Asunción is the Chief Executive Officer and a member of the Board of Directors of Wallbox.

(2)

Consists of 4,631,843 Class B Shares held of record which are convertible into 4,631,843 Class A Shares and 57,409 Class A shares issuable upon the exercise of options, exercisable as of or within 60 days of September 28, 2022. Mr. Castañeda is the founder and Chief Product Officer of Wallbox.

(3)

Based on a Schedule 13G filed on February 10, 2022, MINGKIRI, S.L. has shared voting power and shared investment power over 15,304,538 Class A Shares and Marta Santacana Gri has shared voting power and shared investment power over 15,404,538 Class A Shares. Marta Santacana Gri may be deemed the beneficial owner of 15,404,538 Class A Shares, which consist of (i) 15,304,538 Class A Shares held of record by MINGKIRI, S.L. and (ii) 100,000 Class A Shares held of record by Anangu Grup S.L. Marta Santacana Gri has sole investment and dispositive power over the securities held of record by MINGKIRI, S.L. and shares investment and dispositive power over the securities held of record by Anangu Grup S.L. The address of the foregoing named reporting persons is Marquest de Sentmenat 97, Barcelona, Spain 08029.

(4)

Based solely on a Schedule 13D filed on February 14, 2022, Infisol 3000, S.L. has sole voting power and sole investment over 13,240,274 Class A Shares, and Mesrrs. Juan Manuel Soler Pujol, Lluis Soler Masferrer, Daniel Soler Masferrer and Pol Soler Masferrer may be deemed to have shared voting power and shared dispositive power over such shares. The address of the foregoing named beneficial owners Calle Josep Irla i Bosch, numeros 1-3, Barcelona, Spain 08034. Pol Soler Masferrer is a member of the board of directors of Wallbox N.V.

(5)

Based solely on a Schedule 13G filed on February 11, 2022, Iberdrola, S.A., Iberdrola Participaciones S.A.U. and Inversiones Financieras Perseo S.L have shared voting power and shared investment power over 16,697,530 Class A Shares. The address of the foregoing beneficial owners is Plaza Euskadi, 5, Bilbao (Bizkaia), Spain 48009.

(6)

Based solely on a Schedule 13G filed on February 11, 2022, Seaya Ventures II, Fondo De Capital Riesgo, Beatriz González Ordóñez and José Mar´la Múgica Murga have shared voting power and shared dispositive power over 11,505,865 Class A Shares. Seaya Ventures II, Fondo De Capital Riesgo is the record holder, and Ms. Beatriz González Ordóñez and Mr. José María Múgica Murga share investment and dispositive power over the securities held of record by Seaya. The address of the foregoing named beneficial owners is Calle Alcala, numero 54, Madrid, Spain 28014. Ms. González Ordóñez is a member of our Board of Directors.
(7)

Francisco Jose Rideras Mera is the Sole Administrator of Orilla Asset Management, S.L., which holds 4,278,142 Class A Shares. The address of Orilla Asset Management, S.L. is C/ Prolongacion De Embapadres, S/N 28053, Madrid, Spain. Investment and voting decisions with respect to the shares held by Orilla Asset Management are made by Francisco Jose Riberas Mera who has sole dispositive power over such shares.

(8)

Consists of 291,116 Class A Shares held of record and 63,380 Class A shares issuable upon the exercise of options, exercisable as of or within 60 days of September 28, 2022. The address of Jordi Lainz Gavalda is C/ Felipe de Paz 32—3º 2ª, 08028 Barcelona, Spain. Jordi Lainz Gavalda is Chief Financial Officer of Wallbox.

(9)

Based solely on a Schedule 13G filed on February 1, 2022, Cathay Innovation SAS has sole voting power and sole dispositive power over 8,732,888 Class A Shares. The address of the foregoing named beneficial owner is 52 Rue d’Anjou, Paris, France 75008.

MATERIAL U.S. FEDERAL INCOME AND FOREIGN TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of Class A Shares and Warrants and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address all U.S. federal income tax consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•

persons holding Class A Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Shares or Warrants being taken into account in an applicable financial statement;

•	persons that actually or constructively own 10% or more (by vote or value) of our stock;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold or received Class A Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Shares or Warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Class A Shares or Warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CLASS A SHARES OR WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders

Distributions on Class A Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” if Wallbox makes distributions of cash or property on the Class A Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) to a U.S. Holder will generally be treated for U.S. federal income tax purposes first as a dividend to the extent of Wallbox’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the Class A Shares, with any excess treated as capital gain from the sale or exchange of the shares. Because Wallbox does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rates, provided that:

•

either (a) the Class A Shares are readily tradable on an established securities market in the United States, or (b) Wallbox is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

Wallbox is neither a PFIC (as discussed below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to a U.S. Holder in Wallbox’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

U.S. Treasury Department guidance indicates that the Class A Shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. Thus, Wallbox believes that any dividends that it pays on the Class A Shares will be potentially eligible for the lower tax rates. U.S. Holders should consult their own tax advisors regarding the availability of the lower tax rates for dividends paid with respect to Class A Shares.

The amount of any dividends paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss (which will generally will be treated as U.S. source ordinary income or loss) if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain conditions and limitations (including a minimum holding period requirement), any foreign withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. However, recently issued Treasury regulations that apply to taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. Subject to certain exceptions, dividends on Class A Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Wallbox with respect to the Class A Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct any foreign withholding taxes on dividends in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders should consult their own tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Class A Shares and Warrants.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Shares or Warrants, in each case, as determined in U.S. dollars. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder had a holding period in the Class A Shares or Warrants of more than one year. A non-corporate U.S. Holder, including an individual, who has held the Class A Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon the sale, exchange, redemption or other taxable disposition of Class A Shares or Warrants, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, pursuant to the Foreign Tax Credit Regulations, unless a U.S. Holder is eligible for and elects the benefits of an applicable income tax treaty, any such foreign tax would generally not be a foreign income tax eligible for a foreign tax credit (regardless of any other foreign source income or gain that the U.S. Holder may have). In such case, however, the non-creditable foreign tax may reduce the amount realized on the sale, exchange, redemption or other taxable disposition of the Class A Shares or Warrants. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of any applicable income tax treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of Warrants

Except as discussed below with respect to the cashless exercise of Warrants, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Class A Shares on the exercise of Warrants for cash. A U.S. Holder’s tax basis in Class A Shares received upon the exercise of Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrants exercised therefor and the exercise price. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the U.S. Holder’s holding period for Class A Shares received upon the exercise of Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If Warrants are allowed to lapse unexercised, a U.S. Holder that has otherwise not disposed of the Warrants generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrants.

The tax consequences of a cashless exercise of Warrants are not clear under current U.S. federal income tax law. A cashless exercise may not be a taxable event to a U.S. Holder, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Shares received would equal the U.S. Holder’s tax basis in the Warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Class A Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of Warrants could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered the number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Warrants deemed surrendered. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period for the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Shares received would equal the sum of the U.S. Holder’s tax basis in the Warrants deemed exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Class A Shares received in such case generally would begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of the Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed under “Description of Securities—Warrants.” An adjustment that has the effect of preventing dilution in a reasonable manner generally is not taxable. A U.S. Holder of a Warrant would, however, generally be treated as receiving a constructive distribution from Wallbox if, for example, there is an adjustment that increases the holder’s proportionate interest in Wallbox’s assets or earnings and profits (for instance, through an increase in the number of Class A Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Class A Shares which is taxable to such holders as described under “—Distributions on Class A Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Wallbox equal to the fair market value of such increased interest. A U.S. Holder’s adjusted tax basis in a Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for U.S. federal income tax purposes.

Passive Foreign Investment Company Rules

Wallbox will be classified as a passive foreign investment company (a “PFIC”), within the meaning of Section 1297 of the Code, for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, Wallbox will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Under the PFIC rules, if Wallbox were considered a PFIC at any time that a U.S. Holder owns Class A Shares or Warrants, Wallbox would continue to be treated as a PFIC with respect to such investment unless (i) Wallbox ceases to be a PFIC and (ii) such U.S. Holder makes a “deemed sale” election under the PFIC rules.

Based on the recent, current and anticipated composition of the income, assets and operations of Wallbox and its subsidiaries, Wallbox does not expect to be treated as a PFIC in the current taxable year or in future taxable years. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of Wallbox and its subsidiaries from time to time as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Thus, the determination can only be made annually after the close of each taxable year and there can be no assurances that Wallbox will not be classified as a PFIC for the current taxable year or for any future taxable year.

If Wallbox is considered a PFIC at any time that a U.S. Holder owns Class A Shares, any gain such U.S. Holder recognizes on a sale or other disposition of the Class A Shares, as well as the amount of any “excess distribution” (defined below) such U.S. Holder receives, would be allocated ratably over such U.S. Holder’s holding period for the Class A Shares. In the case of Class A Shares acquired upon the exercise of Warrants, such holding period would, pursuant to proposed Treasury regulations, generally include the holding period of such Warrants. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before Wallbox became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, distributions on the Class A Shares that are received in a taxable year by a U.S. Holder will be treated as excess distributions to the extent that they exceed 125% of the average of the annual distributions on the Class A Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

Pursuant to proposed Treasury regulations, an option to acquire stock of a PFIC is considered PFIC stock for the purpose of determining tax due on any gain recognized from a disposition of the option. Accordingly, if Wallbox is considered a PFIC at any time during which a U.S. Holder holds Warrants, such U.S. Holder will generally be subject to the rules described above with respect to any gain realized from a sale or other disposition of such Warrants.

Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of the Class A Shares if Wallbox is considered a PFIC. Wallbox does not intend to provide the information necessary for U.S. Holders of Class A Shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. If Wallbox is treated as a PFIC with respect to a U.S. Holder for any taxable year, such U.S. Holder will be deemed to own shares in any of Wallbox’s subsidiaries that are also PFICs. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries. In addition, an election for mark-to-market treatment is currently not available with respect to Warrants.

If Wallbox is considered a PFIC at any time that a U.S. Holder owns Class A Shares, such a U.S. Holder would generally also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in Class A Shares or Warrants.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Class A Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Class A Shares or Warrants that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Shares and Warrants

Any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of Class A Shares (as well any constructive distributions to a Non-U.S. Holder that holds Warrants, as described above under “—U.S. Holders— Constructive Distributions”) or (ii) gain realized upon the sale or other taxable disposition of Class A Shares and/ or Warrants generally will not be subject to U.S. federal income taxation unless:

•

the distribution or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such distribution or gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Any distribution or gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if the Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected distribution or gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise or Lapse of Warrants,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other taxable disposition of Class A Shares or Warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Class A Shares (as well as any constructive distributions to a U.S. Holder that holds Warrants, as described above under “—U.S. Holders—Constructive Distributions”), and the proceeds received by U.S. Holders on the sale or other taxable the disposition of Class A Shares or Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than for U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder is not an exempt recipient and fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the applicable withholding agent) and to certify that it is not subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding with respect to, distributions received by Non-U.S. Holders of Class A Shares (as well as any constructive distributions to a Non-U.S. Holder that holds Warrants, as described above under “—U.S. Holders—Constructive Distributions”), and the proceeds received by Non-U.S. Holders on the sale or other taxable disposition of Class A Shares or Warrants within the United States or conducted through certain U.S.- related financial intermediaries, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Material Dutch Tax Considerations—Class A Shares and Public Warrants

Dutch taxation

The summary in this Dutch taxation paragraph solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of the Class A Shares or Public Warrants and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Tax matters are complex, and the tax consequences of the acquisition, ownership and disposal of the Class A Shares or Public Warrants to a particular holder of Class A Shares (a “Class A Shareholder”) or Public Warrants (a “Public Warrant Holder”) will depend in part on such holder’s circumstances. Accordingly, a Class A Shareholder or Public Warrant Holder is urged to consult his own tax advisor for a full understanding of the tax consequences of the acquisition, ownership and disposal of the Class A Shares or Public Warrants to him, including the applicability and effect of Dutch tax laws.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that Wallbox is organized, and that its business will be conducted, in the manner outlined in this prospectus. A change to such organizational structure or to the manner in which Wallbox conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.

This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this prospectus. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

The summary in this Dutch taxation paragraph does not address the Dutch tax consequences for a Class A Shareholder or Public Warrant Holder who:

•	is a person who may be deemed an owner of Class A Shares or Public Warrants for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

•	is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from Class A Shares or Public Warrants;

•	is an investment institution as defined in the Dutch Corporation Tax Act 1969;

•	is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

•	owns Class A Shares or Public Warrants in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

•

has a substantial interest in Wallbox or a deemed substantial interest in Wallbox for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person – either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the Class A Shares or of any class of shares of Wallbox, including any rights to acquire, directly or indirectly, an interest in the Class A Shares of Wallbox (such as Public Warrants) or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of Wallbox, or (b) such person’s shares, rights to acquire shares or profit participating certificates in Wallbox are held by him following the application of a non-recognition provision; or

•	is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Resident Class A Shareholders or Public Warrant Holders

A Class A Shareholder or Public Warrant Holder who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals deriving profits or deemed to be deriving profits from an enterprise

Any benefits derived or deemed to be derived from or in connection with Class A Shares or Public Warrants that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals deriving benefits from miscellaneous activities

Any benefits derived or deemed to be derived from or in connection with Class A Shares or Public Warrants that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with Class A Shares or Public Warrants that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.

Other individuals

If a Class A Shareholder or Public Warrant Holder is an individual whose situation has not been discussed before in this section Resident Class A Shareholders or Public Warrant Holders, the value of his Class A Shares or Public Warrants forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, determined as 1.82% to up to 5.53% of the yield basis, is taxed at the rate of 31%. Actual benefits derived from or in connection with the Class A Shares or Public Warrants are not subject to Dutch income tax. The Dutch Supreme Court has ruled that the regime for taxation of benefits from savings and investment is in breach with article 1 of the First Protocol to the European Convention on Human Rights in combination with article 14 of the European Convention on Human Rights if the actual benefit derived by an individual taxpayer is less than the deemed benefit as referred to above. To comply with this Dutch Supreme Court ruling, the Dutch State Secretary of Finance issued a Decree to amend the regime for taxation of benefits from savings and investments. As per the Decree, the taxation of benefits from savings and investment for 2022 will be levied at the lowest outcome of two prescribed calculation methods. The first method corresponds with the original regime described above. Under the second method, the benefit is calculated on the basis of the holder’s actual bank savings plus his actual other investments, including the value of the Class A Shares and/or Public Warrants, minus his actual liabilities whilst taking into account a deemed benefit for each of these categories. The deemed benefit rates for the year 2022 have not been published yet. For the years 2023 and onwards, legislative proposals have been issued to amend the current legislation generally in line with the Decree.

Corporate entities

Any benefits derived or deemed to be derived from or in connection with Class A Shares or Public Warrants that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.

General

A Class A Shareholder or Public Warrant Holder will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the issue of Class A Shares or Public Warrants or the performance by Wallbox of its obligations under such documents or under the Class A Shares or Public Warrants.

Non-resident Class A Shareholders or Public Warrant Holders

Individuals

If a Class A Shareholder or Public Warrant Holder is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with Class A Shares or Public Warrants, except if:

•

he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his Class A Shares or Public Warrants are attributable to such permanent establishment or permanent representative;

•

he derives benefits or is deemed to derive benefits from or in connection with Class A Shares or Public Warrants that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

•

he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his Class A Shares or Public Warrants are attributable.

Corporate entities

If a Class A Shareholder or Public Warrant Holder is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with Class A Shares or Public Warrants, except if:

•

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its Class A Shares or Public Warrants are attributable; or

•

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its Class A Shares or Public Warrants are attributable.

General

If a Class A Shareholder or Public Warrant Holder is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the issue of Class A Shares or Public Warrants or the performance by Wallbox of its obligations under such documents or under the Class A Shares or Public Warrants.

Dividend withholding tax

General

Wallbox is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by Wallbox, subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular Class A Shareholder’s individual circumstances.

As an exception to this rule, Wallbox may not be required to withhold Dutch dividend withholding tax on dividends distributed by Wallbox if it is considered to be a tax resident of both the Netherlands and Spain, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Spain attributes the tax residency exclusively to Spain. This exception does not apply to dividends distributed by Wallbox to (a) a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes, or (b) to a holder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which his Class A Shares are attributable. The concept “dividends distributed by Wallbox” as used in this Dutch taxation paragraph includes, but is not limited to, the following:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognized as paid-in for Dutch dividend withholding tax purposes;

•	liquidation proceeds and proceeds of repurchase or redemption of Class A Shares in excess of the average capital recognized as paid-in for Dutch dividend withholding tax purposes;

•

the par value of Class A Shares issued Wallbox to a Class A Shareholder or an increase of the par value of Class A Shares, as the case may be, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•

partial repayment of capital, recognized as paid-in for Dutch dividend withholding tax purposes, if and to the extent that there are net profits, unless (a) the general meeting of Wallbox’s shareholders has resolved in advance to make such repayment and (b) the par value of the Class A Shares concerned has been reduced by an equal amount by way of an amendment to Wallbox’s articles of association.

In addition to the above, the concept “dividends distributed by Wallbox” may for the purposes of Dutch dividend withholding tax include proceeds of any amounts paid in respect of a repurchase or redemption of Public Warrants or of a cash settlement of Public Warrants, and consequently, Dutch dividend withholding tax at a rate of 15% may be due in respect of (a part of) such proceeds.

Gift and inheritance taxes

No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of Class A Shares or Public Warrants by way of gift by, or upon the death of, a Class A Shareholder or Public Warrant Holder who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the Class A Shareholder or Public Warrant Holder becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.

For purposes of Dutch gift tax and Dutch inheritance tax, a gift of Class A Shares or Public Warrants made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration taxes and duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of Class A Shares or Public Warrants, the performance by Wallbox of its obligations under such documents, or the transfer of Class A Shares or Public Warrants, except that Dutch real property transfer tax may be due upon an acquisition in connection with Class A Shares or Public Warrants of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

Material Spanish Tax Considerations—Class A Shares and Public Warrants

The following discussion addresses certain Spanish tax consequences of acquiring, owning or disposing, as the case may be, of the Class A Shares, or the disposing or exercising, as the case may be, of the Public Warrants by Spanish and non-Spanish Holders (as defined below).

This discussion is based on domestic Spanish tax laws, including, but not limited to, tax rulings issued by Spanish tax authorities, and the U.S.-Spain Treaty (defined below). It is based upon tax laws in effect at the time of filing of this prospectus. This tax section does not address the Spanish tax consequences applicable to so-called “look-through” entities under Spanish tax law (such as trusts or estates). Furthermore, this summary does not take into account the regional tax regimes in force applicable in the Historical Territories of the Basque Country and the Historical Autonomous Region of Navarre (“Concierto” and “Convenio Económico,” respectively), or the regulations adopted by the Spanish autonomous regions (Comunidades Autónomas) that may apply to investors regarding particular taxes. Tax laws are subject to change, possibly with retroactive effect. In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all Spanish tax considerations that may be of relevance in the context of acquiring, owning and disposing of the Class A Shares or the Public Warrants.

For the purposes of this section, the term “Spanish Holder” shall mean a beneficial owner of Class A Shares or Public Warrants who is an individual or corporation (as applicable) resident for Spanish tax purposes in Spain or whose ownership of Class A Shares, or Public Warrants is effectively connected with a permanent establishment in Spain. The term “non-Spanish Holder” shall mean a beneficial owner of Class A Shares or Public Warrants who is an individual or corporation resident for Spanish tax purposes in any country other than Spain and whose ownership of Class A Shares or Public Warrants is not effectively connected with a permanent establishment in Spain.

The tax information presented in this section is not a substitute for tax advice. Prospective holders of Class A Shares or Public Warrants should consult their own tax advisors regarding the Spanish tax consequences of the purchase, ownership, disposition, donation or inheritance of the Class A Shares or the Public Warrants in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any Spanish tax withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

Taxation of Wallbox

As a result of Wallbox’s incorporation in the Netherlands, Wallbox is considered a tax resident of the Netherlands for Dutch corporate income tax and dividend withholding tax purposes. However, given that Wallbox’s headquarters and its Chief Executive Officer and other senior executives carry out their day-to-day management activities in Spain, Wallbox’s place of effective management is in Spain and as a result, Wallbox is also considered a resident of Spain for tax purposes. As a tax resident in both the Netherlands and Spain, Wallbox is considered a “dual resident entity” and pursuant to the current Dutch-Spanish tax treaty, any dual resident entity’s ultimate tax residency is determined by which country the entity has its place of effective management for purposes of the treaty. As previously described, Wallbox’s place of effective management is in Spain and therefore, since its incorporation, Wallbox has been and expects to continue to be treated as a tax resident in Spain. For a description of the risks associated with Wallbox’s dual entity status, please see the risk factor “Risks Relating to Wallbox’s Incorporation in the Netherlands—Wallbox’s tax residency might change if the tax residency of dual resident entities is, in the new Dutch-Spanish Tax Treaty, determined by way of reaching mutual agreement” included in our Annual Report on Form 20-F and incorporated by reference herein.

As Wallbox is therefore tax resident in Spain, Wallbox’s taxable income, whether distributed or retained, is generally subject to corporate income tax (Impuesto sobre Sociedades) (“CIT”) at a tax rate of 25%.

Dividends and other distributions received by Wallbox from domestic or foreign corporations are generally 95% exempt from CIT, inter alia, if Wallbox uninterruptedly held for a period of at least one year at least a 5% of the registered share capital of the distributing corporation, which did not deduct the distributions from its own tax base. In the case of dividends and other distributions from foreign corporations, it is also required that the foreign corporation is subject to an income tax that is identical or analogous to the Spanish CIT and where the nominal tax rate is at least 10% or that there is a tax treaty in force between Spain and the country of residence of the foreign corporation which includes an information exchange clause. Subject to the above-mentioned requirements, 95% of the amount of dividends and other distributions that Wallbox receives from corporations (even if such corporations belong to the same tax consolidated group as Wallbox) are exempt from CIT. The same applies to profits earned by Wallbox from the disposition of shares in another domestic or foreign corporation. Special rules apply for this tax exemption when profit distributions or capital gains derive from entities where income from dividends or capital gains from the sale of participations exceed 70% of their total income or from entities that are subject to the Spanish tax rules on controlled foreign companies (transparencia fiscal internacional) or are not engaged in business activities (entidades patrimoniales). Losses incurred from the sale of shares meeting the above-mentioned requirements are generally not deductible for tax purposes.

A 100% tax exemption is provided for foreign income derived from a permanent establishment. Losses derived from foreign permanent establishments are not tax deductible in the tax year when they are incurred, but when the permanent establishment is liquidated.

Expenditures for external financing, amongst other items, are subject to the “interest barrier” rules. When Wallbox calculates its taxable income, the interest barrier rules generally prevent Wallbox from deducting certain net interest expense (i.e., the excess of interest expense over interest income for a given fiscal year, exceeding 30% of its taxable EBITDA (taxable earnings adjusted for interest expense, interest income and certain depreciation/amortization and other reductions)) if its net interest expense exceeds €1 million and no other exceptions apply. Special rules apply in the event of financing undertaken by shareholders or related parties for certain type of investments. Interest expense that is not deductible in a given year may be carried forward to subsequent fiscal years of Wallbox (interest carryforward) and will increase the interest expense in those subsequent years, subject to the general limitation in such fiscal years. EBITDA amounts that could not be utilized may, under certain conditions, be carried forward into the following 5 fiscal years. When a taxpayer becomes a member of a Spanish tax consolidated group for CIT purposes (as in the case of Wallbox), the interest barrier rules thresholds should be assessed at the level of the tax group.

Tax-loss carryforwards can be used to fully offset taxable income for CIT up to an amount of €1 million. If the taxable base subject to taxation exceeds this threshold, only up to 70% of the amount exceeding the threshold may be offset by tax-loss carry-forwards. Unused tax-loss carryforwards may be generally carried forward indefinitely and used in subsequent assessment periods to offset future taxable income in accordance with this rule.

Specific limitations of 50% and 25% of the taxable base before some adjustments apply to utilize tax-loss carryforwards in the case of taxpayers whose turnover in the previous tax year exceeds €20 million and €60 million.

Specific tax credits are granted for some corporate investments, among others: R&D and technological innovation investments, employment creation or creation of new jobs for disabled people.

Foreign tax credit may be claimed for any foreign tax paid on foreign-source income up to the amount of the tax payable in Spain on such income.

A tax consolidation regime is available to groups of companies, although limited to Spanish corporations that meet certain minimum requirements set forth under the CIT laws, which include, among others, a minimum shareholding requirement (75% of share capital ownership and the majority of voting rights).

Spanish Taxation of Holders of Class A Shares

General

Shareholders are taxed in particular in connection with the holding of shares (taxation of dividend income), upon the sale or disposal of shares (taxation of capital gains) and the gratuitous transfer of shares (inheritance and gift tax).

Taxation of non-Spanish Holders of Class A Shares

Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares

As a general rule, the full amount of a dividend distributed by Wallbox to a non-Spanish Holder of Class A Shares which does not maintain a permanent establishment or other taxable presence in Spain is subject to (final) Spanish withholding tax at a tax rate of 19%. This tax can be eliminated or reduced as per the application of (i) the domestic Spanish exemption implementing the EU Parent-Subsidiary Directive or (ii) the benefits of a double tax treaty ratified by Spain.

Under the EU Parent-Subsidiary Directive exemption, no Spanish withholding taxes should be levied on the dividends distributed by a Spanish subsidiary to its EU parent company or to an EU permanent establishment of its EU parent company, to the extent that the following requirements are met:

(a)    the EU parent company maintains a direct or indirect holding in the capital of the Spanish subsidiary of at least 5%. The holding must have been maintained uninterruptedly during the year prior to the date on which the distributed profit is due or, failing that, be maintained for the time required to complete such period (in the latter case, the withholding tax must be levied, although it would be refundable once the year has been completed);

(b)    the EU parent company is incorporated under the laws of a EU member state, under one of the corporate forms listed in Annex I, Part A, of the EU Parent-Subsidiary Directive, and is subject to a Member State Corporate Income Tax (as listed in Annex I, Part B, of the EU Parent-Subsidiary Directive), without the possibility of being exempt; and

(c)    the dividends distributed do not derive from the subsidiary’s liquidation.

This exemption shall also apply to dividends distributed by subsidiaries resident in the Spanish territory to parent companies resident in member states of the European Economic Area (“EEA”) with which Spain has an effective exchange of taxation information.

The aforesaid exemption will not be applicable if the dividend is obtained through a territory that is defined as a non-cooperative jurisdiction by Spanish regulations, and is also subject to certain anti-abuse provisions (among which, a rule providing for the non-applicability of the exemption where the majority of the voting rights of the parent company are held directly or indirectly by non-EU/EEA-resident persons, unless it is evidenced that its incorporation and its operations are backed by valid economic motives and to substantive economic reasons).

Additionally, Non-Spanish Holders of Class A Shares resident in certain countries may be entitled to the benefits of a double tax treaty in effect between Spain and their country of tax residence. Such non-Spanish Holders may benefit from a reduced tax rate or an exemption under an applicable double tax treaty with Spain, subject to the satisfaction of any conditions specified in the relevant double tax treaty, including providing evidence of the tax residence of the non-Spanish Holder by means of a certificate of tax residence duly issued by the tax authorities of the country of tax residence of the non-Spanish Holder making express reference to the non-Spanish Holder’s entitlement to the benefits of such double tax treaty or, as the case may be, the equivalent document specified in the Spanish Order which further supplements the applicable double tax treaty. Tax residence certificates issued by a foreign tax authority (or equivalent documents) are generally valid for Spanish tax purposes for one year as from their date of issuance.

Non-Spanish Holders should consult their tax advisors with respect to the applicability and procedures under Spanish law for obtaining the benefit of an exemption or a reduced rated under a double tax treaty.

Hence, considering that Wallbox will generally apply a 19% withholding on dividend payments, please refer to our comments in section “—Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure” regarding the formal procedure throughout which excess withholding can be avoided or refunded.

Spanish Taxation on Dividends for U.S. Treaty Beneficiaries of Class A Shares

The following discussion describes the material Spanish tax consequences for a holder that is a U.S. treaty beneficiary of holding of shares (taxation of dividend income). For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention Between the United States of America and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and its Protocol signed at Madrid on February 22, 1990 (Convenio entre el Reino de España y los Estados Unidos de América para evitar la doble imposición y prevenir la evasión fiscal respecto de los impuestos sobre la renta, y su Protocolo, firmado en Madrid el 22 de febrero de 1990) (the “U.S.-Spain Treaty”), who is fully eligible for benefits under the U.S.-Spain Treaty.

A holder will be a U.S. treaty beneficiary entitled to full U.S.-Spain Treaty benefits in respect of the Class A Shares if it is, inter alia:

•	the beneficial owner of the Class A Shares (and the dividends paid with respect thereto);

•	a U.S. holder;

•	not also a resident of Spain for Spanish tax purposes; and

•	not subject to the limitation on benefits (i.e., anti-treaty shopping) article of the U.S.-Spain Treaty that applies generally to assess the entitlement to the benefits of the U.S.-Spain Treaty.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of Class A Shares that are held by a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Spain.

As described above, the full amount of a dividend distributed by Wallbox to a non-Spanish Holder which does not maintain a permanent establishment or other taxable presence in Spain is subject to (final) Spanish withholding tax at a tax rate of 19%.

However, pursuant to the U.S.-Spain Treaty, the Spanish withholding tax may not exceed 15% of the gross amount of the dividends received by U.S. treaty beneficiaries. Hence, considering that Wallbox will generally apply a 19% withholding on dividend payments, please refer to our comments in section “—Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure” regarding the formal procedure throughout which excess withholding can be avoided or refunded.

Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure

Considering all the above, Wallbox will apply a withholding of 19% on dividend payments. However, when a treaty applies based on the tax residency of the holder, the exemption or reduced tax rate established in the treaty for such income shall apply, upon the taxpayer’s evidence of their tax residency, in the form established in the corresponding legislation (for instance, IRS Form 6166 for U.S. investors). For this purpose, a special procedure approved by Order of the Ministry of Finance and Treasury on April 13, 2000 is applicable to make any withholding at the corresponding rate for non-Spanish Holders, and when applicable for the exclusion of the withholding, provided that the payment procedure involves financial entities domiciled, resident or represented in Spain that are depositaries or which manage the collection of income from such securities.

Pursuant to this regulation, upon distribution of the dividend, Wallbox will withhold on the gross income of the dividend a rate of 19% in 2021 and transfer the resulting net amount to the Spanish depositary. The depositary which gives to the Wallbox (as received from the corresponding investors) evidence in the established form of the right to the entitlement to the application of reduced rates or exclusion of withholding from the non-Spanish Holders shall immediately receive the excess amount withheld, for subsequent distribution to the investors. To this end, the non-Spanish Holders must, before the 10th day of the month following the distribution of the dividend, provide their depositary with a certificate of tax residency issued by the relevant tax authority of their country of residence, stating that the holder is resident in such country in the terms defined in the relevant treaty. In cases in which a reduced tax rate is provided by a treaty pursuant to an Order establishing the use of a specific form, this form must be delivered instead of the certificate. Such tax residency certificates are generally valid for one year from the date of issue for these purposes and if they refer to a specific period, they will only be valid for that period.

When an exemption or reduced withholding tax rate under a treaty is applicable, and the holder does not give evidence of its tax residency in a timely manner, the holder may request the Spanish tax authorities the refund of the amount withheld in excess, following the procedure and using the form stipulated in Spanish Order EHA/3316/2010 of December 17, 2010.

Spanish Taxation on Capital Gains for non-Spanish Holders of Class A Shares

The capital gains from the disposition of the Class A Shares realized by a non-Spanish Holder which does not maintain a permanent establishment or other taxable presence in Spain would be treated as Spanish source income subject to tax in Spain. In particular, capital gains derived from transfer of the Class A Shares shall be subject to tax at 19%, unless a domestic exemption or a treaty applies.

Capital gains derived from Class A Shares will be exempt from taxation in Spain in either of the following cases:

(a)    Capital gains obtained directly by any non-Spanish Holder of Class A Shares which is resident of another EU member state or of an EEA member state (subject to the existence of an effective exchange of information with Spain for the purposes of paragraph 4 of Law 36/2006, of 29 November) or indirectly through a permanent establishment of such non-Spanish Holder of Class A Shares in a EU member state (other than Spain) or in a qualifying EEA member state. This exemption is not applicable to capital gains obtained through a country or territory that is defined as a non-cooperative jurisdiction by Spanish regulations. Additionally, this exemption will not apply in certain cases, which include, among others, capital gains derived by non-Spanish Holders that are corporate entities, from transfers of shares that do not comply with the requirements set forth under the CIT participation exemption regime (described above under “—Taxation of Wallbox”).

(b)    Capital gains realized by non-Spanish Holders of Class A Shares who are eligible to claim the benefits of a double tax treaty entered into between their country of tax residence and Spain that provides for taxation of capital gains only in such non-Spanish Holder’s country of residence.

The Spanish tax laws also provide for an exemption on capital gains realized upon dispositions of listed securities (available to non-resident holders resident in a jurisdiction having a tax treaty with Spain providing for an exchange of information clause), but since such exemption requires the trading of such securities in a Spanish regulated stock exchange (which is not expected to be the case of the Class A Shares), such exemption shall not be available.

No withholding taxes are imposed on capital gains. Please refer to our comments in section “—Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by non-Spanish Holders.

Spanish Taxation on Capital Gains for the U.S. Treaty Beneficiaries of the Class A Shares

Pursuant to the U.S.-Spain Treaty, U.S. treaty beneficiaries are not subject to Spanish tax on capital gains derived from the disposition of shares in Spanish tax resident companies (unless the capital gain refers to transfer of shares in a qualifying Spanish real estate company) and therefore should not be taxed on capital gains from the disposition of the Class A Shares.

Please refer to our comments in section “—Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by U.S. treaty beneficiaries.

Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure

Non-Spanish Holders are required to file a tax return (currently, Form 210), calculating and paying, as applicable, the resulting Spanish tax due. This tax return may also be filed, and the tax paid, by the taxpayer’s tax representative in Spain, the depository or the manager of the shares, applying the procedure and the tax return set out in Order EHA/3316/2010 of December 17, 2010.

In the event that an exemption applies, whether under Spanish law or through a treaty, the non-Spanish Holder must provide evidence of his/her/its right by providing a certificate of tax residency in a timely manner duly issued by the tax authorities of his/her/its country of residence (which must state, as the case may be, that the holder is resident in that country within the meaning of the applicable treaty) or the form stipulated in the Order implementing the applicable treaty. Such tax residency certificates are generally valid for one year from the date of issue for these purposes, and if they refer to a specific period, they will only be valid for that period.

Taxation of Spanish Holders of Class A Shares

This subsection provides an overview of dividend and capital gains taxation with regard to the general principles applicable to Spanish Holders.

The Spanish dividend and capital gains taxation rules applicable to Spanish tax residents require a distinction between Class A Shares held by individuals and Class A Shares held by corporations.

Class A Shares Held by Individuals

A holder is a Spanish tax resident if, in case of an individual, he or she spends more than 183 days in Spain or has its main center of activities or economic interests, directly or indirectly, in Spain.

If the Class A Shares are held by Spanish tax resident individuals, dividends and capital gains are taxed as savings income and are subject to Spanish income tax on capital income at a tax rate of 19-26%. The Spanish Government has recently announced certain tax measures that are included in the 2023 Spanish state budget bill (“2023 Budget Bill”). These measures entail an increase of the tax scale on capital income from the current percentage of 19-26% to 19%-28%. Please note that the 2023 Budget Bill has not yet been passed and is still subject to Spanish Parliamentary discussions and approval. If the 2023 Budget Bill is approved, the tax measure described above would go into effect on January 1, 2023.

A 19% withholding tax would apply on dividends while capital gains are not subject to withholding tax. Such withholding tax is creditable from the personal income tax payable; if the amount of tax withheld is greater than the amount of the net personal income tax payable, the taxpayer is entitled to a refund of the excess withheld.

Losses resulting from the disposal of Class A Shares can only be offset against other income that qualify as savings income subject to certain limitations. Capital losses derived from the disposal of Class A Shares may be offset against similar capital gain items obtained during the tax period included in the saving income base. The excess, if any, may be offset against the other incomes included in such base with a limit of 25%. The excess, if any, may be offset in the same order within the following four years. Certain losses derived from the transfer of the Class A Shares will not be treated as capital losses when identical securities are acquired during the two months prior or subsequent to the transfer date which originated that loss.

Spanish tax resident individuals shall be subject to Wealth Tax on their total net wealth at December 31, irrespective of where their assets might be located or rights might be exercised at a tax scale with marginal rates ranging between 0.2% and 3.5%, with a minimum tax-free allowance of €700,000, without prejudice to specific rules that may have been approved by the Spanish Autonomous Regions (some of which providing for full exemption of such tax). Class A Shares shall be valued using the average trading price in the last quarter of the year.

The transfer of shares by inheritance or gift in favor of individuals who are resident in Spain is subject to Inheritance and Gift Tax, without prejudice to the specific legislation applicable in each Spanish Autonomous Region. The acquirer of the shares is liable for this tax as taxpayer. The applicable general tax rates range between 7.65% and 34%. However, after applying all relevant factors (such as the specific regulations imposed by each Spanish Autonomous Region, the amount of the pre-existing assets of the taxpayer and the degree of kinship with the deceased or donor), the final effective tax rate may range from 0% to 81.6%.

Class A Shares Held by Corporations

Spanish corporations and non-Spanish Holders of Class A Shares acting in Spain through permanent establishments shall include in their CIT taxable base the gross amount of dividends and capital gains received as a result of ownership of the Class A Shares. The CIT current general tax rate applicable to this income is 25%.

However, dividends and capital gains derived by a Spanish corporation could be entitled to a 95% exemption from CIT, pursuant to the considerations mentioned above in section “—Taxation of Wallbox.” Dividends paid to Spanish corporate shareholders having a participation in Wallbox meeting the requirements to benefit from such 95% CIT exemption will not be subject to withholding on account of CIT.

Dividends distributed to CIT taxpayers holding a stake in Wallbox that does not meet the requirements to benefit from a 95% CIT exemption shall be subject to a 19% withholding tax on the total profit distributed, unless any of the withholding exemptions set forth in prevailing regulations apply, in which case, no withholding tax shall be made. This withholding shall be creditable from the CIT payable and, should the latter be insufficient, it shall give rise to the refund provided for in article 127 of the CIT Act. Capital gains deriving from the disposal of Class A Shares will not be subject to withholding tax.

Other Taxes

No Spanish transfer tax, value-added tax, stamp duty or similar taxes are assessed on the purchase, sale or other transfer of Class A Shares provided that Wallbox does not qualify as a real estate company.

Spanish Taxation of Holders of Public Warrants

Warrant holders are taxed in particular upon the sale or exercise of the warrants (taxation of capital gains) and the gratuitous transfer of warrants (inheritance and gift tax).

(i)    Taxation for non-Spanish Holders of Public Warrants

Income deriving from the transfer of the Public Warrants should qualify as a capital gain or loss. The amount will be determined as the difference between the acquisition value (including related taxes and expenses) of the relevant Public Warrant and the transfer price (net from any taxes and expenses related to the transfer provided that they have been paid by the transferor) of such Public Warrant.

If the Public Warrant is exercised, income obtained, calculated as the difference between the amount received and the tax basis of the Public Warrant, should be treated as a capital gain.

As a general rule, any capital gain will be taxable at the general rate of 19%. However, capital gains derived from the transfer or exercise of Public Warrants will be exempt from taxation in Spain in either of the following cases:

(a)    Capital gains obtained directly by any non-Spanish Holder of Public Warrants which is resident of another EU member state or of an EEA member state (subject to the existence of an effective exchange of information for the purposes of paragraph 4 of Law 36/2006, of November 29) or indirectly through a permanent establishment of such non-Spanish Holder of Public Warrants in a EU member state (other than Spain) or in a qualifying EEA member state. This exemption is not applicable to capital gains obtained through a country or territory that is defined as a non-cooperative jurisdiction by Spanish regulations.

(b)    Capital gains realized by non-Spanish Holder of Public Warrants who are eligible to claim the benefits of a double tax treaty entered into between their country of tax residence and Spain that provides for taxation of capital gains only in such non-Spanish Holder’s country of residence.

No withholding taxes are imposed on the capital gain. Non-Spanish Holders are rather required to file a tax return (currently, Form 210), calculating and paying, as applicable, the resulting Spanish tax due.

Please refer to our comments in section “Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by non-Spanish Holders of Public Warrants.

Spanish Taxation on Capital Gains for the U.S. Treaty Beneficiaries of the Public Warrants

Pursuant to the U.S.-Spain Treaty, U.S. treaty beneficiaries should not be subject to Spanish tax on capital gains derived from the exercise or disposition of Public Warrants.

Please refer to our comments in section “—Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by non-Spanish Holders of Public Warrants.

(ii)    Taxation for Spanish Holders of Public Warrants

Public Warrants Held by Individuals

If the Public Warrants are held by a Spanish tax resident individual, capital gains deriving from the transfer of the Public Warrant should be taxed as savings income and is subject to Spanish income tax on capital income at a tax rate of 19-26%. Please refer to the discussion on the 2023 Budget Bill tax measures in section “Taxation of Spanish Holders of Class A Shares. Class A Shares Held by Individuals”.

The amount will be determined as the difference between the acquisition value (including related taxes and expenses) of the relevant Public Warrant and the transfer price (net from any taxes and expenses related to the transfer provided that they have been paid by the transferor).

If the Public Warrant is exercised, the income obtained, calculated as the difference between the amount received and the tax acquisition value of the Public Warrants, should be treated as a capital gain and should be also included in the savings income taxable base.

Income deriving from the Public Warrant shall not be subject to any withholding or deduction for or on account of Spanish taxes.

Losses resulting from the disposal or exercise of Public Warrants can only be offset against other similar capital gain items that qualify as savings income, subject to certain limitations. Certain losses derived from the disposal or exercise of the Public Warrants will not be treated as capital losses when identical securities are acquired during the two months prior or subsequent to the transfer date which originated that loss.

Spanish tax resident individuals shall be subject to Wealth Tax on their total net wealth at December 31, irrespective of where their assets might be located or rights might be exercised at a tax scale with marginal rates ranging between 0.2% and 3.5%, with a minimum tax-free allowance of €700,000, without prejudice to specific rules that may have been approved by the Spanish Autonomous Regions (some of which providing for full exemption of such tax). Public Warrants shall be valued using the average trading price in the last quarter of the year.

The transfer of Public Warrants by inheritance or gift in favor of individuals who are resident in Spain is subject to Inheritance and Gift Tax, without prejudice to the specific legislation applicable in each Spanish Autonomous Region. The acquirer of the warrants is liable for this tax as taxpayer. The applicable general tax rates range between 7.65% and 34%. However, after applying all relevant factors (such as the specific regulations imposed by each Spanish Autonomous Region, the amount of the pre-existing assets of the taxpayer and the degree of kinship with the deceased or donor), the final effective tax rate may range from 0% to 81.6%.

Public Warrants Held by Corporations

Spanish corporations and non-Spanish Holders of Public Warrants acting in Spain through permanent establishments shall include in their CIT taxable base the accounting result derived from the disposal or exercise of Public Warrants. The CIT current general tax rate applicable to this income is 25%.

If the Public Warrant is transferred, the accounting result deriving from such transfer, generally computed as the difference between the acquisition value (net of any provision) and the transfer price will be treated as income subject to CIT and taxed at the general applicable rate of 25%.

If the Public Warrant is exercised, the accounting result deriving from such exercise, generally computed as the difference between the amount received and the acquisition value of Public Warrant, will be also treated as taxable income and taxed at the general applicable tax rate (25%).

Income deriving from the Public Warrants will not be subject to any withholding or deduction for or on account of Spanish taxes.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to (i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B Shares, (ii) 8,705,833 Class A Shares issuable upon the exercise of 8,705,833 Private Warrants and (iii) up to 5,436,980 Class A Shares that are issuable upon the exercise of 5,436,980 Public Warrants.

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of up to (i) 70,150,353 Class A Shares that were issued on completion of the Business Combination, (ii) 200,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination, and (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Class A Shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive proceeds from the exercise of the Warrants in the event that such Warrants are exercised for cash.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. Unless otherwise agreed with the selling securityholders, we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debt and other obligations;

•	delayed delivery arrangement;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Shares are listed on NYSE under the symbols “WBX”.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

The selling securityholders may use one or more underwriters to sell the securities covered by this prospectus.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Except to the extent otherwise set forth in a prospectus supplement, in any underwritten offering, we and our officers, directors, and the applicable selling securityholders may agree with the underwriter(s) not to dispose of or hedge any of their Class A Shares or securities convertible into or exchangeable for Class A Shares for a period of time to be agreed with the underwriter(s), without the prior written consent of the lead managing underwriter or underwriters, subject to certain exceptions.

The selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the shares it is offering for resale.

The underwriter(s) and their affiliates may have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory, and other commercial dealings in the ordinary course of business with us or our affiliates. They may have received, or may in the future receive, customary fees and commissions for these transactions.

Any underwriter(s) and/or their respective affiliates may act in various capacities and/or be lenders under our financing facilities from time to time.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify certain of the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain selling securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the securities of such selling securityholders covered by this prospectus no longer constitute “Registrable Securities” under and as defined in the Registration Rights Agreement.

We have agreed with certain selling securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus or (ii) the date all securities covered by this prospectus held by selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three years from the effective date of this prospectus.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

MiFID II Product Governance

Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Specific Dutch selling restriction for exempt offers: Each distributor will be required to represent and agree that it will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in the Netherlands in reliance on Article 1(4) of the Prospectus Regulation, unless:

•	such offer is made exclusively to legal entities which are qualified investors in the Netherlands; or

•	standard exemption logo and wording are disclosed as required by article 5:4(2) of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht); or

•	such offer is otherwise made in circumstances in which article 5:4(2) of the Dutch Financial Markets Supervision Act is not applicable,

provided that no such offer of securities shall require us or any distributor to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

LEGAL MATTERS

Loyens & Loeff N.V., Dutch counsel to Wallbox, has provided a legal opinion for Wallbox regarding (i) valid issue, (ii) paying up and (iii) non-assessability of the Shares offered by this document, based on the assumptions and subject to the qualifications and limitations set out therein. Certain legal matters relating to U.S. law will be passed upon for Wallbox by Latham & Watkins LLP, Houston, Texas.

Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wallbox N.V. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, our headquarters are located in Spain and we are a tax resident of Spain with our place of effective management in Spain. The majority of our assets are located outside the United States. As of the date of this prospectus, the majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction over the Dutch company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code. If no leave to enforce is granted, claimants must litigate the claim again before a competent Dutch court.

Despite any generally recognized choice of law clause for a jurisdiction other than the Netherlands contained in an agreement, a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of such agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of such agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of such agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of such agreement takes place and (d) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, (ii) infringement of an intellectual property right, or (iii) the proprietary aspects of a transfer of title or the granting of security and other proprietary rights.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the Company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our managing directors, supervisory directors, non-executive directors and executive directors.

Pursuant to our articles of association and unless Dutch law provides otherwise, the Company shall indemnify and hold harmless any actual and former managing directors, supervisory directors, non-executive directors and executive directors, other members of the executive committee and proxy holders (each of them an “Indemnified Person”, against any and all liabilities, claims, judgments, fines and penalties (the “Claims”)) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or any subsidiaries within the meaning of Section 2:24a of the Dutch Civil Code (“Subsidiaries”), in relation to acts or omissions in or related to his capacity as an Indemnified Person.

Pursuant to such provisions of our articles of association: Claims will include derivative actions brought on behalf of the Company or any Subsidiaries against the Indemnified Person and Claims by the Company (or any Subsidiaries) itself for reimbursement for Claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

•

The Indemnified Person will not be indemnified with respect to Claims insofar as they relate to the gaining in fact of personal profits, advantages or compensation to which the Indemnified Person was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

•

Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

•

In the case of a Legal Action against the Indemnified Person by the Company itself or any Subsidiary(s), the Company will settle or reimburse to the Indemnified Person their reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such fees and costs if a competent court in an irrevocable judgment has resolved the Legal Action in favor of the Company or the relevant Subsidiary(s) rather than the Indemnified Person.

•

Expenses incurred by the Indemnified Person in connection with any Legal Action will also be settled or reimbursed by the Company in advance of the final disposition of such action, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Such Expenses incurred by Indemnified Persons may be so advanced upon such terms and conditions as the Board decides.

We have also entered into, or intend to enter into, indemnification agreements with each of our directors and executive officers that are in some respects broader than the provisions of our articles of association described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	File Herewith

1.1**	Form of Underwriting Agreement.

2.1	Business Combination Agreement, dated as of June 9, 2021, by and among Kensington Capital Acquisition Corp. II, Wall Box Chargers, S.L., Wallbox B.V. and Orion Merger Sub Corp.	20-F	333-260652	4.1	4/29/22

3.1	Articles of Association of Wallbox N.V.	6-K	001-40865	3.1	10/1/21

4.1	Warrant Assignment, Assumption and Amended & Restated Agreement dated October 1, 2021.	20-F	333-260652	2.4	4/29/22

4.2**	Form of Warrant Agreement.

4.3**	Form of Rights Agreement.

4.4**	Form of Unit Agreement.

5.1*	Opinion of Loyens & Loeff.

5.2*	Opinion of Latham & Watkins LLP.

23.1*	Consent of BDO Bedrijfsrevisoren BV, independent registered public accounting firm.

23.2*	Consent of Loyens & Loeff (included in Exhibit 5.1).

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Calculation of Filing Fee Tables.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 10.	Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes:

(1)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Barcelona on the 14th day of November 2022.

Wallbox N.V.
By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Enric Asunción Escorsa and Jordi Lainz, and each of them singly, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Enric Asunción Escorsa	Chief Executive Officer, Executive Director (Principal Executive Officer)	November 14, 2022
Enric Asunción Escorsa

/s/ Jordi Lainz	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 14, 2022
Jordi Lainz

/s/ Beatriz González Ordóñez	Non-Executive Director	November 14, 2022
Beatriz González Ordóñez

/s/ Anders Pettersson	Non-Executive Director	November 14, 2022
Anders Pettersson

/s/ Diego Diaz Pilas	Non-Executive Director	November 14, 2022
Diego Diaz Pilas

/s/ Donna J. Kinzel	Non-Executive Director	November 14, 2022
Donna J. Kinzel

/s/ Pol Soler	Non-Executive Director	November 14, 2022
Pol Soler

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Wallbox N.V., has signed this registration statement on the 14th day of November 2022.

Wallbox USA Inc.

By:	/s/ Douglas Alfaro
Name: Douglas Alfaro
Title: General Manager, North America